Exhibit 4.16

PURCHASE AGREEMENT

by and among

GOODRICH PETROLEUM CORPORATION

and

FRANKLIN ADVISERS, INC., AS INVESTMENT MANAGER ON BEHALF OF CERTAIN FUNDS AND ACCOUNTS

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ARTICLE IV

REPRENSENTATION AND WARRANTIES OF THE PURCHASER

Section 4.1	Existence	12
Section 4.2	Authorization, Enforceability	12
Section 4.3	No Breach	12
Section 4.4	Certain Fees	13
Section 4.5	No Side Agreements	13
Section 4.6	Investment	13
Section 4.7	Nature of Purchaser	13
Section 4.8	Restricted Securities	14
Section 4.9	Reliance Upon the Purchaser’s Representations and Warranties	14
Section 4.10	Legend; Restrictive Notation	14
Section 4.11	Ownership of Securities	14
Section 4.12	Company Information	14

ARTICLE V

COVENANTS

Section 5.1	Taking of Necessary Action	14

ARTICLE VI

MISCELLANEOUS

Sectiion 6.1	Interpretation and Survival of Provisions	15
Sectiion 6.2	Survival of Provisions	15
Sectiion 6.3	No Waiver; Modifications in Writing	15
Sectiion 6.4	Binding Effect; Assignment	16
Sectiion 6.5	Confidentiality	6
Sectiion 6.6	Communications	16
Sectiion 6.7	Entire Agreement	17
Sectiion 6.8	Governing Law	17
Sectiion 6.9	Execution in Counterparts	17

Exhibit A —	Form of Indenture
Exhibit B —	Form of Security Agreement
Exhibit C —	Form of Warrant Agreement
Schedule A —	List of Purchasers
Schedule B —	Form of Opinion

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PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of February 26, 2015 (this “Agreement”), is by and among GOODRICH PETROLEUM CORPORATION, a Delaware corporation (the “Company”), and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts listed on Schedule A (the “Purchasers”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in Section 2.1.

WHEREAS, the Company proposes to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company as set forth on Schedule A, an aggregate of 100,000 Units (the “Units”), each consisting of $1,000 aggregate principal amount at maturity of its 8.00% Senior Second Lien Notes due 2018 (the “Notes”) and one warrant (the “Warrants”) to purchase 48.84 shares of Common Stock, in accordance with the provisions of this Agreement;

WHEREAS, the Notes Securities will be issued pursuant to the Indenture and the Warrants will be issued pursuant to the Warrant Agreement;

WHEREAS, the payment of principal of, premium on, if any, and interest on the Notes will be unconditionally guaranteed on a senior secured, second-priority basis by the Initial Guarantor pursuant to the Guarantee; and

WHEREAS, the Note Securities will be secured on a senior second-priority basis by liens on certain of the assets of the Company and the Initial Guarantor, as contemplated by the Collateral Documents.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

Article I
DEFINITIONS

Section 1.1Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

Exhibit 4.16

“Collateral Agent” has the meaning specified in the Indenture.

“Collateral” has the meaning specified in the Indenture.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.20 per share, of the Company.

“Company” has the meaning set forth in the introductory paragraph.

“Company SEC Documents” has the meaning specified in Section 4.11.

“Draft 10-K” has the meaning set forth in Section 4.2.

“Depositary” means The Depositary Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

“Guarantee” means the guarantee by the Initial Guarantor of the payment of principal of, premium on, if any, and interest on the Notes pursuant to the terms of the Indenture.

“Guarantors” means the Initial Guarantor and any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture.

“Indenture” means an indenture to be dated as of the Closing Date, among the Company, the Guarantors and the Trustee, substantially in the form attached hereto as Exhibit A.

“Initial Guarantor” means Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company.

“Intercreditor Agreements” means an intercreditor agreement to be dated as of the Closing Date, among Wells Fargo Bank, National Association as First Lien Collateral Agent, Trustee as Second Lien Collateral Agent, the Company and the Guarantors.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

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“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Material Adverse Effect” means a material adverse effect on the business, financial condition, results of operations, stockholders’ equity or properties of the Company and the Initial Guarantor, individually or taken as a whole; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the Company operates, except to the extent that the Company, taken as a whole, is adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon the Company and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.

“Mortgages” means deeds of trust and mortgages encumbering the interests of the Company and the Guarantors in certain oil and gas properties described therein to be made and delivered by the Company and the Guarantors within 45 days after the Closing Date, in substantially the form contemplated by the Indenture.

“Mortgaged Property” has the meaning specified in the Indenture.

“Note Securities” means, collectively, the Notes and the Guarantees.

“NYSE” means The New York Stock Exchange, Inc.

“Operative Documents” means this Agreement, the Indenture, the Warrant Agreement, the Collateral Documents and any amendments, supplements, continuations or modifications thereto.

“Permitted Liens” has the meaning specified in the Indenture.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Placement Agent Engagement Letter” means that certain Placement Agent Engagement Letter, dated of even date herewith, between the Company and the Placement Agents.

“Placement Agents” means J.P. Morgan Securities LLC and Jefferies LLC.

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“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchaser” and “Purchasers” has the meaning set forth in the introductory paragraph.

“Purchased Securities” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Amount” set forth on Schedule A hereto.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers, investment advisers and other representatives of such Person.

“Securities” means, collectively, the Note Securities and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means a security agreement to be dated the Closing Date, among the Company and the Guarantors, substantially in the form attached hereto as Exhibit B.

“Trustee” means Wells Fargo Bank, N.A., as trustee under the Indenture.

“Warrant Agent”  means American Stock Transfer & Trust Company, LLC.

“Warrant Agreement” means a warrant agreement to be dated as of the Closing Date between the Company and the Warrant Agent, substantially in the form attached hereto as Exhibit C.

“Warrant Certificate” means a certificate evidencing the Warrants and substantially in the form attached as Exhibit A to the Warrant Agreement.

“Subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act.

“Warrant Certificate” means a certificate evidencing the Warrants and substantially in the form attached as Exhibit A to the Warrant Agreement.

Article II
AGREEMENT TO SELL AND PURCHASE

Section 2.1Sale and Purchase.  Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchasers and the Purchasers hereby agree to purchase from the Company the number of Units and for the amount set forth on Schedule A for each Purchaser, for an aggregate purchase price of $100,000,000 in cash (the “Purchase Price”).

Section 2.2Closing. Pursuant to the terms of this Agreement, the consummation of the purchase and sale of the Units hereunder (the “Closing”) shall take place at the offices of

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Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002 at 9:00 a.m. (Central Time) on March 12, 2015, or at such other time as the Company and Purchasers determine (the date of such closing, the “Closing Date”).  The parties agree that the Closing may occur via delivery of facsimiles or photocopies of the Operative Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.3The Purchaser’s Conditions. The obligation of the Purchasers to consummate the purchase of the Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchasers in writing, in whole or in part, to the extent permitted by applicable Law):

(a)the Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b)(i) the representations and warranties of the Company (A) set forth in Sections 4.1, 4.2 and 4.6 through 4.10 and (B) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Company shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(c)the Company shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the closing deliveries described in Section 3.5;

(d)each of the parties (other than the Purchaser) to the Operative Documents (other than the Mortgages) shall have duly executed and delivered, or caused to be delivered, to the Purchasers each of the Operative Documents to which such party was a party thereto;

(e)on the Closing Date, the Units will satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act; and

(f) on the Closing Date the Purchasers shall have received an opinion from Vinson & Elkins L.L.P. or other counsel to the Company substantially in the form attached hereto as Schedule B, or as otherwise agreed to by the Purchaser and any such counsel.

Section 2.4Company’s Conditions.  The obligation of the Company to consummate the issuance and sale of the Securities to the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a)the representations and warranties of the Purchasers contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date

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Exhibit 4.16

and all other representations and warranties of the Purchasers shall be true and correct in all material respects as of the Closing Date (except that representations of the Purchasers made as of a specific date shall be required to be true and correct as of such date only);

(b)the Purchasers shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(c)the Purchasers shall have delivered, or caused to be delivered, to the Company at the Closing the closing deliveries described in Section 3.6; and

(d)each of the parties (other than the Company or the Initial Guarantor) to the Operative Documents (other than the Mortgages) shall have duly executed and delivered, or caused to be delivered, to the Company each of the Operative Documents to which such party was a party thereto.

Section 2.5Deliveries by the Company.  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company will deliver (or cause to be delivered) the following:

(a)Certificates representing the Units in book-entry form in the name of Cede & Co., as nominee of the Depositary;

(b)The Indenture, which shall have been duly executed by the Company and the Initial Guarantor;

(c)the Warrant Agreement, which shall have been duly executed by the Company;

(d)the Security Agreement, which shall have been duly executed by the Company and the Initial Guarantor;

(e)the Intercreditor Agreement, which shall have been duly executed by the Company and the Initial Guarantor;

(f)a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company is in good standing;

(g)a certificate of the Secretary of State of the State of Louisiana, dated a recent date, to the effect that the Initial Guarantor is in good standing;

(h)a cross receipt executed by the Company and delivered to the Purchasers certifying that it has received the Purchase Price from the Purchasers as of the Closing Date; and

(i)a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (1) the Certificate of Incorporation of the Company and all amendments thereto, (2) the Amended and Restated Bylaws of the Company, (3) board resolutions of the Company and the Initial Guarantor authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby, including the issuance of the

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Securities and (4) the incumbency of the officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.

Section 2.6Purchaser Deliveries. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchasers will deliver (or cause to be delivered) the following:

(a)the Purchase Price payable by the Purchasers by wire transfer of immediately available funds;

(b)a Form W-9 or W-8 executed by the Purchasers; and

(c)a cross-receipt executed by the Purchasers and delivered to the Company certifying that the Purchasers have received the Securities from the Company on the Closing Date.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers as follows:

Section 3.1Existence. Each of the Company and the Initial Guarantor has been duly organized and validly exists as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Initial Guarantor is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

Section 3.2Capitalization. The Company has an authorized capitalization as described in the draft Annual Report on Form 10-K, as provided to the Purchasers including any updates thereto provided to the Purchasers (the “Draft 10-K”); and all the outstanding equity interests of the Initial Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except for liens that arise under the Credit Agreement.

Section 3.3Subsidiaries. The Initial Guarantor is the only subsidiary of the Company. Except for the Initial Guarantor, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.

Section 3.4No Conflict. The execution, delivery and performance of the Operating Documents, the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase,

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Exhibit 4.16

redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or Initial Guarantor pursuant to) (A) the organizational documents of the Company or Initial Guarantor, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or Initial Guarantor is a party or by which either of them or either of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority or (E) any decree, judgment or order applicable to the Company or Initial Guarantor or either of their respective properties, except for such breaches, violations or defaults pursuant to subsection (B), (C), (D) or (E) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.5The Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

Section 3.6Authorization, Execution and Enforceability of the Notes and the Guarantees. The Notes will on the Closing Date be substantially in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.  The Guarantee has been duly authorized for issuance pursuant to this Agreement and the Indenture, and at the Closing Date, will have been duly executed by the Initial Guarantor and, when the Indenture has been duly authorized, executed and delivered by the Company and the Trustee and when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantee of the Notes will constitute valid and binding agreements of the Initial Guarantor, enforceable against the Initial Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

Section 3.7Authorization, Execution and Enforceability of the Indenture. The Indenture has been duly authorized by the Company and the Initial Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and the Initial Guarantor and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Company and the Initial Guarantor, enforceable against the Company and the Initial Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies

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of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnification may be limited by applicable law.

Section 3.8Collateral Documents; Intercreditor Agreement. Each of (i) the Security Agreement and the Intercreditor Agreement  has been duly authorized, executed and delivered by each of the Company and the Initial Guarantor party thereto and (ii) the Mortgages have been duly authorized by the Company and the Initial Guarantor to the extent it is a party thereto and, when executed and delivered by each of the Company and the Initial Guarantor to the extent it is a party thereto, and, assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Collateral Documents and the Intercreditor Agreement will constitute a valid and binding agreement of the Company and the Initial Guarantor party thereto, enforceable against the Company and the Initial Guarantor to the extent it is a party thereto in accordance with its terms, and, upon delivery of the applicable Collateral Documents to the Collateral Agent, the Collateral Documents will be sufficient to create valid security interests in or trusts or mortgages on and liens on the Collateral, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 3.9Security Interest. Upon (i) the Purchasers’ payment for the Notes in accordance with the terms hereof and (ii) the filing of the appropriate Uniform Commercial Code (“UCC”) financing statements and the taking of other actions, in each case as further described herein, in the Collateral Documents and in the Indenture, the security interests of the Collateral Agent for the benefit of the holders of the Notes and Guarantees and the liens on the rights of the Company and the Initial Guarantor in the Collateral will be a valid and perfected security interest in all Collateral that can be perfected by the filing of a UCC-1 financing statement under the UCC as in effect in any applicable jurisdiction, and subject to the Permitted Liens, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).  As of the Closing Date, the filing of all necessary UCC financing statements in the proper filing offices, will have been duly made or taken and will be in full force and effect, in each case, to the extent required by the Security Agreement. Property described therein, subject to the Permitted Liens, and each such Mortgage, upon recording in the proper recorders’ offices or appropriate public records and upon payment of the mortgage recording fees and taxes in respect thereof, will constitute constructive notice to third parties of the lien of such Mortgage and each of the trust or mortgage liens, subject to the Permitted Liens.

Section 3.10Warrant Agreement; Warrants; Underlying Shares. The Warrant Agreement has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer , reorganization, moratorium or other similar laws to or affecting the rights and remedies of creditors or by

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general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnification may be limited by applicable law.  The Warrants have been duly authorized for issuance and sale pursuant to this Agreement and the Warrant Agreement and, at the Closing Date, the Warrant Certificate will have been duly executed by the Company and, when countersigned by the Warrant Agent, will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer , reorganization, moratorium or other similar laws to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnification may be limited by applicable law.  The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when such shares of Common Stock have been delivered and paid for in accordance with the Warrant Agreement, such shares will be validly issued, fully paid and nonassessable.

Section 3.11Compliance with Laws. Each of the Company and the Initial Guarantor has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the forms, registration statements, reports, schedules and statements required to be filed by the Company under the Exchange Act or the Securities Act (all such documents, including the exhibits thereto, prior to the date hereof, collectively the  “Company SEC Documents”) and as described in the Draft 10-K, except for those Consents, which if not obtained, would not reasonably be expected to have a Material Adverse Effect.

Section 3.12Financial Statements. The historical financial statements and the related notes thereto included in the Company SEC Documents and the Draft 10-K present fairly, in all material respects, the financial position of the Company and the Initial Guarantor as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

Section 3.13Internal Accounting Controls. The Company and the Initial Guarantor maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Initial Guarantor maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the

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Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Initial Guarantor have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Section 3.14Litigation. Except as described in the Company SEC Documents or the Draft 10-K, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or the Initial Guarantor is or may be a party or to which any property of the Company or the Initial Guarantor is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 3.15No Material Adverse Effect. Except as described in the Company SEC Documents or the Draft 10-K, since December 31, 2014, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.16Certain Fees. Other than as described in the Placement Agent Engagement Letter, no fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale of any of the Securities or the consummation of the transaction contemplated by this Agreement.  The Company agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company in connection with the sale of the Securities or the consummation of the transactions contemplated by this Agreement.

Section 3.17No Side Agreements. There are no agreements by, among or between the Company or any of its Affiliates, on the one hand, and any Purchasers or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.18No General Solicitation; No Advertising. None of the Company or any of its affiliates or any other person acting on its or their behalf has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

Section 3.19No Registration Required. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article V, the issuance and sale of the Securities pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption, and it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

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Section 3.20No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

Section 3.21Investment Company Status. The Company and the Initial Guarantor are not and, at all times up to and including the consummation of the transactions contemplated by this Agreement and the Collateral Documents, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represent and warrant to the Company that:

Section 4.1Existence. The Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2Authorization, Enforceability. The Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser; and this Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3No Breach. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

12

Exhibit 4.16

Section 4.4Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Securities or the consummation of the transaction contemplated by this Agreement.  The Purchaser agrees that it will indemnify and hold harmless the Company and Initial Guarantor from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser in connection with the purchase of the Securities or the consummation of the transactions contemplated by this Agreement.

Section 4.5No Side Agreements. There are no other agreements by, among or between the Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.6Investment. The Purchased Securities are being acquired for the Purchaser’s own account, not as a nominee or agent, and with no present intention of distributing the Purchased Securities or any part thereof, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state.  If the Purchaser should in the future decide to dispose of any of the Securities, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including pursuant to an exemption from the Securities Act.

Section 4.7Nature of Purchaser.

(a)The Purchaser represents and warrants to the Company that, (a) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act or it is person other than a U.S. person in reliance upon, and is in compliance with and will continue to comply with, the provision of Regulation S under the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.  Such Purchaser has consulted its own counsel, including tax counsel, on all aspects of the Purchased Securities and has done its own due diligence to its satisfaction.

(b)The Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of the Company and Initial Guarantor and relating to the offer and sale of the Securities that have been requested by the Purchaser.  The Purchaser or its Representatives has been afforded the opportunity to ask questions of the Company, the Initial Guarantor or their Representatives.  Neither such inquiries nor any other due diligence investigations conducted at any time by the Purchaser or its Representatives shall modify, amend or affect the Purchaser’s right (i) to rely on the Company’s representations and warranties contained in Article IV above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement.  The Purchaser understands and acknowledges that

13

Exhibit 4.16

its purchase of the Purchased Securities involves a high degree of risk and uncertainty.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Securities.

Section 4.8Restricted Securities. The Purchaser understands that the Purchased Securities are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.9Reliance Upon the Purchaser’s Representations and Warranties. The Purchaser understands and acknowledges that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Securities is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of the Purchaser to purchase the Securities.

Section 4.10Legend; Restrictive Notation. The Purchaser understands that the Units will be issued only in book-entry form in the name of Cede & Co., as nominee of the Depositary. The Units (including the Notes and Warrants) will bear the restrictive notations as provided in the Indenture and the Warrant Agreement.

Section 4.11Ownership of Securities. The Purchaser and its Affiliates do not, as of the date hereof, own five percent or more of the Company’s issued and outstanding capital stock.

Section 4.12Company Information. The Purchaser acknowledges and agrees that the Company has provided or made available to the Purchaser (through EDGAR, the Company’s website or otherwise) all Company SEC Documents and the Draft 10-K, as well as all press releases or investor presentations issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website.

Article V
COVENANTS

Section 5.1Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Company and the Purchasers contemplated by this Agreement related specifically to the acquisition of the Purchased Securities.  Without limiting the foregoing, each of the Company and the Purchasers shall use its commercially reasonable efforts to make all filings and obtain all consents of

14

Exhibit 4.16

Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents. Each of the Purchasers agrees that its trading activities, if any, with respect to Company’s securities will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NYSE.

Article VI
MISCELLANEOUS

Section 6.1Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchasers, such action shall be in the Purchaser’s sole discretion unless otherwise specified in this Agreement.  If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect.   The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 6.2Survival of Provisions. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Company or any Purchaser.

Section 6.3No Waiver; Modifications in Writing.

(a)Delay.  No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)Amendments and Waivers.  Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination.  Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the

15

Exhibit 4.16

specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 6.4Binding Effect; Assignment.

(a)Binding Effect.  This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. Each Purchaser shall be responsible for its own representations, warranties and agreements and shall not be liable for any other Purchaser’s representations, warranties and agreements.

(b)Assignment of Rights.  All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of the Purchaser without the consent of the Company by delivery of an agreement to be bound and a revised Schedule A.  No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Company (which consent shall not be unreasonably withheld by the Company).

Section 6.5Confidentiality.  Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Company, the Purchaser shall continue to be bound by such confidentiality agreement.

Section 6.6Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)If to any Purchaser:

Franklin Advisers, Inc.

One Franklin Parkway

San Mateo, CA 94403

Attn:    Glenn Voyles

Chris Chen

Email: glenn.voyles@franklintempleton.com

chris.chen@franklintempleton.com

(b)If to the Company or the Initial Guarantor:

801 Louisiana, Suite 700

Houston, Texas 77002

Attention:  General Counsel

Email: Mike.Killelea@goodrichpetroleum.com

with a copy to:

16

Exhibit 4.16

Vinson & Elkins L.L.P.

1001 Fannin Street

Suite 2500

Houston TX 77002-6760

Attention: Stephen M. Gill
Facsimile: 713.615-5956

Email: sgill@velaw.com

or to such other address as the Company or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.7Entire Agreement.  This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein.  This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 6.8Governing Law.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 6.9Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

17

Exhibit 4.16

(a)Termination. Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(b)Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time by any Purchaser (with respect to the obligations of such Purchaser) or the Company, upon written notice to the other party, if the Closing shall not have occurred on or before March 12, 2015 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 6.9(b) shall not be available to any party whose (i) breach of any provision of this Agreement, (ii) failure to comply with their obligations under this Agreement or (iii) actions not taken in good faith, shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date or the failure of a condition in Section 3.3 or Section 3.4 to be satisfied at such time;

(c)In the event of the termination of this Agreement as provided in this Section 6.9, (1) this Agreement shall forthwith become null and void and (2) there shall be no liability on the part of any party hereto, except with respect to the requirement to comply with any confidentiality agreement in favor of the Company; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

[Signature pages follow]

18

Exhibit 4.16

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Name: Michael J. Killelea
Title: Senior Vice President, General Counsel and Corporate Secretary

Signature Page to

Purchase Agreement

Exhibit 4.16

FRANKLIN ADVISERS, INC., AS INVESTMENT MANAGER ON BEHALF OF CERTAIN FUNDS AND ACCOUNTS:

By:	Eric Takaha
Name: Eric Takaha
Title:Senior Vice President

Exhibit 4.16

Exhibit A

Form of Indenture

Exhibit A to

Purchase Agreement

Goodrich Petroleum Corporation, as Issuer

the Subsidiary Guarantor named herein

and

U.S. Bank National Association,

as Trustee and Collateral Agent

INDENTURE

Dated as of March [  ], 2015

8.00% Second Lien Senior Secured Notes due 2018

PAGE

ARTICLE One  DEFINITIONS AND INCORPORATION BY REFERENCE1

Section 1.01.	Definitions1
Section 1.02.	Other Definitions40
Section 1.03.	Incorporation by Reference of Trust Indenture Act40
Section 1.04.	Rules of Construction40

ARTICLE Two  THE NOTES41

Section 2.01.	Form And Dating41
Section 2.02.	Execution and Authentication43
Section 2.03.	Methods of Receiving Payments on the Notes44
Section 2.04.	Registrar and Paying Agent44
Section 2.05.	Paying Agent to Hold Money in Trust44
Section 2.06.	Holder Lists45
Section 2.07.	Transfer and Exchange45
Section 2.08.	Replacement Notes58
Section 2.09.	Outstanding Notes59
Section 2.10.	Treasury Notes59
Section 2.11.	Temporary Notes60
Section 2.12.	Cancellation60
Section 2.13.	Defaulted Interest60
Section 2.14.	CUSIP Numbers60
Section 2.15.	Additional Interest61
Section 2.16.	Issuance of Additional Notes61

ARTICLE Three  REDEMPTION AND PREPAYMENT61

Section 3.01.	Notice to Trustee61
Section 3.02.	Selection of Notes to Be Redeemed61
Section 3.03.	Notice of Redemption62
Section 3.04.	Effect of Notice of Redemption63
Section 3.05.	Deposit of Redemption Price63
Section 3.06.	Notes Redeemed in Part63
Section 3.07.	Optional Redemption63
Section 3.08.	Mandatory Redemption64
Section 3.09.	Application of Trust Money64

ARTICLE Four  COVENANTS65

Section 4.01.	Payment of Notes65
Section 4.02.	Maintenance of Office or Agency65
Section 4.03.	Reports65
Section 4.04.	Compliance Certificate66
Section 4.05.	Taxes67
Section 4.06.	Stay, Extension and Usury Laws67
Section 4.07.	Insurance67
Section 4.08.	Further Assurances67

i

HYPERLINK \l "_Toc412309463" Section 4.09.	Limitation on Indebtedness and Preferred Stock68
Section 4.10.	Limitation on Restricted Payments71
Section 4.11.	Limitation on Liens77
Section 4.12.	Limitation on Restrictions on Distributions from Restricted Subsidiaries77
Section 4.13.	Limitation on Sales of Assets and Subsidiary Stock80
Section 4.14.	Limitation on Affiliate Transactions84
Section 4.15.	Future Subsidiary Guarantors85
Section 4.16.	Business Activities86
Section 4.17.	Offer to Repurchase Upon a Change of Control86
Section 4.18.	Termination of Covenants89

ARTICLE Five  SUCCESSORS89

Section 5.01.	Merger and Consolidation89

ARTICLE Six  DEFAULTS AND REMEDIES91

Section 6.01.	Events of Default91
Section 6.02.	Acceleration93
Section 6.03.	Other Remedies94
Section 6.04.	Waiver of Past Defaults94
Section 6.05.	Control by Majority95
Section 6.06.	Limitation on Suits95
Section 6.07.	Rights of Holders of Notes to Receive Payment95
Section 6.08.	Collection Suit by Trustee95
Section 6.09.	Trustee May File Proofs of Claim96
Section 6.10.	Priorities96
Section 6.11.	Undertaking for Costs97

ARTICLE Seven  TRUSTEE97

Section 7.01.	Duties of Trustee97
Section 7.02.	Certain Rights of Trustee98
Section 7.03.	Individual Rights of Trustee99
Section 7.04.	Trustee’s Disclaimer99
Section 7.05.	Notice of Default99
Section 7.06.	Reports by Trustee to Holders of the Notes100
Section 7.07.	Compensation and Indemnity100
Section 7.08.	Replacement of Trustee101
Section 7.09.	Successor Trustee by Merger, Etc102
Section 7.10.	Eligibility; Disqualification102
Section 7.11.	Preferential Collection of Claims Against Company102

ARTICLE Eight  DEFEASANCE AND COVENANT DEFEASANCE102

Section 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance102
Section 8.02.	Legal Defeasance and Discharge102
Section 8.03.	Covenant Defeasance103
Section 8.04.	Conditions to Legal Defeasance or Covenant Defeasance104
Section 8.05.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions105

HYPERLINK \l "_Toc412309505" Section 8.06.	Repayment to the Company105
Section 8.07.	Reinstatement106

ARTICLE Nine  AMENDMENT, SUPPLEMENT AND WAIVER106

Section 9.01.	Without Consent of Holders of Notes106
Section 9.02.	With Consent of Holders of Notes107
Section 9.03.	Compliance with Trust Indenture Act109
Section 9.04.	Revocation and Effect of Consents109
Section 9.05.	Notation on or Exchange of Notes109
Section 9.06.	Trustee to Sign Amendments, Etc109

ARTICLE Ten  SUBSIDIARY GUARANTEES110

Section 10.01.	Subsidiary Guarantee110
Section 10.02.	Limitation on Subsidiary Guarantor Liability111
Section 10.03.	Execution and Delivery of Notation of Guarantee111
Section 10.04.	Releases of Subsidiary Guarantors112

ARTICLE Eleven  COLLATERAL AND SECURITY113

Section 11.01.	The Collateral Agent113
Section 11.02.	Authority Of Collateral Agent To Release Collateral And Liens117
Section 11.03.	Security Documents117
Section 11.04.	Intercreditor Agreement118

ARTICLE Twelve  SATISFACTION AND DISCHARGE121

Section 12.01.	Satisfaction and Discharge121
Section 12.02.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions122
Section 12.03.	Repayment to the Company122
Section 12.04.	Reinstatement122

ARTICLE Thirteen  MISCELLANEOUS123

Section 13.01.	No Adverse Interpretation of Other Agreements123
Section 13.02.	Notices123
Section 13.03.	Communication by Holders of Notes with Other Holders of Notes124
Section 13.04.	Certificate and Opinion as to Conditions Precedent124
Section 13.05.	Statements Required in Certificate or Opinion124
Section 13.06.	Rules by Trustee and Agents125
Section 13.07.	No Personal Liability of Directors, Officers, Employees and Stockholders125
Section 13.08.	Governing Law125
Section 13.09.	Trust Indenture Act Controls125
Section 13.10.	Successors125
Section 13.11.	Severability125
Section 13.12.	Counterpart Originals125
Section 13.13.	Acts of Holders126
Section 13.14.	Benefit of Indenture127
Section 13.15.	Table of Contents, Headings, Etc127

EXHIBITS

Exhibit AForm of Note

Exhibit B-1Form of Certificate of Transfer

Exhibit B-2Form of Certificate of Transfer for Institutional Accredited Investors

Exhibit CForm of Certificate of Exchange

Exhibit DForm of Notation of Guarantee

Exhibit EForm of Guarantor Supplemental Indenture

INDENTURE (this “Indenture”), dated as of March [  ], 2015, by and between Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), Goodrich Petroleum Company, L.L.C., as the initial Subsidiary Guarantor, and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 8.00% Second Lien Senior Secured Notes due 2018 (as further defined herein, the “Notes”):

ARTICLE One
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged with and into a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes or is merged with and into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)any properties or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(2)the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Interest” means any additional interest payable pursuant to a Registration Rights Agreement.

“Additional Notes” means any further Notes (other than (i) the Initial Notes and (ii) any Exchange Notes issued in exchange for the Initial Notes) issued under this Indenture in accordance with the terms of this Indenture, including Sections 2.01(f), 2.02, 2.16 and 4.09, as part of the same series as the Initial Notes, ranking equally with those Initial Notes and having identical terms and conditions to the Initial Notes (except that there may be differences in (a) the date of issuance, (b) the issue price, (c) rights under a related Registration Rights Agreement, if any, (d) at the option of the Company, as to the payment of interest accruing prior to the issue date of such Additional Notes, and (e) the first payment of interest following the issue date of such Additional Notes), subject to compliance with Article Two. The Initial Notes, any Additional Notes subsequently issued under this Indenture and all Exchange Notes issued in exchange therefor shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Adjusted Consolidated Net Tangible Assets” of the Company means (without duplication), as of the date of determination, the remainder of:

(a)the sum of:

(1)discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A)estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B)estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year end), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C)estimated proved oil and gas reserves produced or disposed of since such year end, and

(D)estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and in accordance with Commission guidelines, in the case of clauses (A) through (D) utilizing prices and costs calculated in accordance with Commission guidelines as of such year end; provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s petroleum engineers;

(2)the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;

(3)the Net Working Capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(4)the greater of

(A) the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; provided, that, if no such appraisal has been performed the Company shall not be required to obtain such an appraisal and only clause (4)(A) of this definition shall apply;

minus

(b)the sum of:

(1)Minority Interests;

(2)any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(3) above of this definition);

(3)to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing prices and costs calculated in accordance with Commission guidelines as of such year end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(4)to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(1) above, would be necessary to fully satisfy the payment obligations of the Company and its

Subsidiaries with respect to such Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the successful efforts method of accounting to the full cost or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After Acquired Property” means any and all assets or property (other than Excluded Assets) acquired by the Company or any Subsidiary Guarantor after the Issue Date that is not automatically subject to a perfected security interest under the Collateral Agreement and that constitutes Collateral.

“Agent” means any Registrar or Paying Agent.

“Applicable Authorized Representative” shall have the meaning assigned to such term under the Intercreditor Agreement.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; or

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at March [15], 2016 (as set forth in the table in Section 3.07(a) of this Indenture), plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through March [15], 2016, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Disposition” means any direct or indirect sale, lease (including by means of Production Payments and Reserve Sales and a Sale/Leaseback Transaction) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09 and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (B) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary (excluding any division or line of business the assets of which are owned by an Unrestricted Subsidiary) or (C) any other assets of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)a disposition of cash, Cash Equivalents or other financial assets in the ordinary course of business;

(3)a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(4)a disposition of damaged, unserviceable, obsolete or worn out equipment or equipment that is no longer necessary for the proper conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)the disposition of all or substantially all of the assets of the Company in accordance with Article Five;

(6)an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(7)the making of a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted by Section 4.10;

(8)an Asset Swap;

(9)dispositions of assets with a Fair Market Value of less than $10.0 million in any single transaction or series of related transactions;

(10)Permitted Liens and dispositions in connection therewith or as a result thereof;

(11)dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12)the licensing or sublicensing of intellectual property (including, without limitation, the licensing of seismic data) or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(13)foreclosure on assets;

(14)any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(15)surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind;

(16)the abandonment, farmout, lease or sublease or other disposition of developed or undeveloped Oil and Gas Properties in the ordinary course of business, including pursuant to any agreement or arrangement described in the definition of Permitted Business Investment; and

(17)a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition; and provided further that the disposition is for not less than the Fair Market Value of such Oil and Gas properties, as determined in good faith by the Company.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any oil or natural gas properties or assets or interests therein between the Company or any of its Restricted Subsidiaries and another Person (other than an Unrestricted Subsidiary); provided, that any cash received must be applied in accordance with Section 4.13 as if the Asset Swap were an Asset Disposition.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function.

“Board Resolution” means, with respect to a Board of Directors, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Person or, in the case of a Person that is a partnership that has no such officers, the Secretary or an Assistant Secretary of a general partner of such Person, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” has the meaning assigned to such term in the First Lien Credit Agreement, as in effect on the Issue Date.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Houston, Texas are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either S&P or Moody’s;

(3)certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the short-term deposit of which is rated at the time of acquisition thereof at least “A2” or the equivalent thereof by S&P, or “P-2” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $100.0 million;

(4)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6)interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Change of Control” means:

(1)any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) other than as a result of any merger or consolidation in which the holders of the Voting Stock of the Company immediately prior to such transaction will, immediately after such transaction, hold or own Voting Stock of the surviving or successor entity or any parent thereof representing a majority of the voting power of the Voting Stock of such entity (for the purposes of this clause (1), such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity);

(2)the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(3)the first day on which a majority of the members of the Board of Directors of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) are not Continuing Directors; or

(4)the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and its successors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, at any time, all Property that is, or is required under the terms of this Indenture to be, subject to the Liens created by the Security Documents to secure the Notes and the Subsidiary Guarantees.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent under the Security Documents (together with its successors in such capacity).

“Collateral Agreement” means the second lien security agreement, dated as of March [__], 2015, among the Collateral Agent, the Company and the Subsidiary Guarantors party thereto from time to time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Goodrich Petroleum Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDAX of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date;

(2)if the Company or any Restricted Subsidiary has Incurred, repaid, repurchased, defeased or otherwise discharged any Indebtedness (other than Indebtedness described in clause (1) above) since the beginning of the period, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Incurrence, repayment, repurchase, defeasement or other discharge of Indebtedness as if such Incurrence, repayment, repurchase, defeasement or other discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving Credit Facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3)if, since the beginning of such period, the Company or any Restricted Subsidiary has made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition, the Consolidated EBITDAX for such period will be reduced by an amount equal to the Consolidated EBITDAX (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDAX (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under this Indenture, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(5)if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated EBITDAX” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(1)Consolidated Interest Expense;

(2)Consolidated Income Tax Expense;

(3)consolidated depletion and depreciation expense of the Company and its Restricted Subsidiaries;

(4)consolidated amortization expense or asset impairment charges of the Company and its Restricted Subsidiaries;

(5)other non-cash charges of the Company and its Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

(6)consolidated exploration and abandonment expense of the Company and its Restricted Subsidiaries,

if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDAX in any prior period).

Notwithstanding the preceding sentence, clauses (1) through (6) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated EBITDAX of such Person only in the same proportion that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Income Tax Expense” means, with respect to any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense (less interest income) of the Company and its Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:

(1)interest expense attributable to Capitalized Lease Obligations;

(2)amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)non-cash interest expense (to the extent deducted in the calculation of Consolidated Net Income);

(4)commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)the interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

(6)cash costs associated with Interest Rate Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; and

(8)all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, minus, to the extent included above, any interest attributable to Dollar-Denominated Production Payments; provided, for the purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of Indebtedness to which such Consolidated Interest Expense relates.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in clause (d) of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (8) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in clause (d) of the definition of “Indebtedness.”

“Consolidated Net Income”  means, for any period, the aggregate net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP and after any reduction in respect of Preferred Stock dividends of such Person; provided, however, that there will not be included (to the extent otherwise included therein) in such Consolidated Net Income:

(1)any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(a)subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2)any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4)any extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

(5)the cumulative effect of a change in accounting principles;

(6)any “ceiling limitation” or other asset impairment writedowns on Oil and Gas Properties under GAAP or Commission guidelines;

(7)any unrealized non-cash gains or losses or charges in respect of Hedging Obligations;

(8)income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(9)all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness; and

(10)any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards;

provided further, for the purposes of calculating Consolidated Net Income, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of Indebtedness.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

“Credit Facility” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the First Lien Credit Agreement), indentures or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original First Lien Credit Agreement or any other credit or other agreement or indenture).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the holder of the Capital Stock or upon the happening of any event:

(1)matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)is convertible or exchangeable for Disqualified Stock or other Indebtedness (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)is redeemable at the option of the holder of the Capital Stock in whole or in part (other than, including at the issuer’s election, solely in exchange for Capital Stock which is not Disqualified Stock), in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that (i) the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Sections 4.13 and 4.17 and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with Section 4.10.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering for cash by the Company of Capital Stock (other than Disqualified Stock), other than public offerings registered on Form S-8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the Notes issued in an Exchange Offer in accordance with Section 2.07(f) hereof.

“Exchange Offer” means an exchange offer that may be effected pursuant to a Registration Rights Agreement.

“Exchange Offer Registration Statement” means an Exchange Offer Registration Statement that may be filed pursuant to a Registration Rights Agreement.

“Excluded Assets” has the meaning assigned to such term in the Collateral Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“First Lien Administrative Agent” means Wells Fargo Bank, National Association, as “Administrative Agent” under the First Lien Credit Agreement (together with its successors in such capacity).

“First Lien Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of May 5, 2009 among the Company, as Parent Guarantor, the initial Subsidiary Guarantor, as borrower, the First Lien Administrative Agent, and the other lenders parties thereto from time to time, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09).

“First Lien Secured Indebtedness” means the “Secured Indebtedness” as defined in the First Lien Credit Agreement as in effect on the Issue Date.

“First Lien Security Instruments” means the “Security Instruments” as defined in the First Lien Credit Agreement as in effect on the Issue Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.07(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, as appropriate, issued in accordance with Sections 2.01, 2.07(b)(3), 2.07(b)(4), 2.07(d)(1), 2.07(d)(2) or 2.07(d)(3) of Article Two of this Indenture.

“Grantors” shall have the meaning assigned to such term in the Collateral Agreement.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Capital Stock of the Guarantor that is not Disqualified Stock. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means,

(a) with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1)the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and except to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation is satisfied within 30 days of payment on the letter of credit);

(4)the principal component of all obligations of such Person (other than obligations payable solely in Capital Stock that is not Disqualified Stock) to pay the deferred and unpaid purchase price of property (except as described in clause (8) of the penultimate paragraph of this definition of “Indebtedness”), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as a liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;

(5)Capitalized Lease Obligations of such Person to the extent such Capitalized Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;

(6)the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”

(b) The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

(c) Notwithstanding the preceding, “Indebtedness” shall not include:

(1)Production Payments and Reserve Sales;

(2)any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3)any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are designed to offset changes in currency or commodity prices and are entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture;

(4)any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(5)any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of Incurrence;

(6)in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(7)all contracts and other obligations, agreements, instruments or arrangements described in clauses (19), (20), (21) or (27)(a) of the definition of “Permitted Liens;” and

(8)accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days past the invoice or billing date or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.

(d) In addition, “Indebtedness” of any Person shall include Indebtedness described in the first paragraph of this definition of “Indebtedness” that would not appear as a liability on the balance sheet of such Person if:

(1)such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “General Partner”); and

(3)there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is with recourse to such Person or a Restricted Subsidiary of such Person,

if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by such Person and its Restricted Subsidiaries.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means Notes issued on the Issue Date.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date among the Trustee, for itself and on behalf of the Holders, and the First Lien Administrative Agent, for itself and on behalf of the “Lenders” under the First Lien Credit Agreement.

“Interest Payment Date” has the meaning stated in Exhibit A hereto.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2)endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Capital Stock (other than Disqualified Stock) of the Company.

The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.10:

(1)“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)the Company’s “Investment” in such Subsidiary at the time of such redesignation less,

(b)the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than:

(1)Baa3 (or the equivalent) by Moody’s; and

(2)BBB− (or the equivalent) by S&P,

or, if either such Rating Agency ceases to make a rating on the Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Rating Event” means the first day on which the Notes have an Investment Grade Rating from each Rating Agency, and no Default has occurred and is then continuing under this Indenture.

“Issue Date” means the first date on which the Notes are issued under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Property” means any Property owned by the Company or any Subsidiary Guarantor, which is subject to the Liens existing and to exist under the terms of the Security Documents.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)all payments made on any Indebtedness (including any First Lien Secured Indebtedness) which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Disposition;

(4)the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5)all relocation expenses incurred as a result thereof and all related severance and associated costs, expenses and charges of personnel related to assets and related operations disposed of;

provided, however, that if any consideration for an Asset Disposition (that would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether or not a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or any of its Restricted Subsidiaries from escrow.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning stated in the second paragraph of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture the term “Notes” shall include the Initial Notes, all Additional Notes issued hereunder and any Exchange Notes to be issued and exchanged for any Notes pursuant to an applicable Registration Rights Agreement and this Indenture, and all such Notes shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Company.

“Oil and Gas Business” means:

(1)the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbon, mineral and renewable energy properties or products produced in association with any of the foregoing;

(2)the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons, minerals and renewable energy obtained from unrelated Persons;

(3)any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons, minerals and renewable energy produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participate;

(4)any business relating to oil field sales and service or drilling rigs; and

(5)any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means the Notes and Refinancing Indebtedness thereof and any other Indebtedness of the Company or any Subsidiary Guarantor permitted to be Incurred hereunder, in each case to the extent (a) secured by the Security Documents or by a Lien on the Collateral that ranks equally with the Lien of the Security Documents and (b) containing provisions similar to those of Section 4.13 requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:

(1)of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2)of a Person that was merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger, consolidation or amalgamation,

provided, that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(A) the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test described in Section 4.09; or

(B) the Consolidated Coverage Ratio for the Company would be greater than the Consolidated Coverage Ratio for the Company immediately prior to such transaction.

“Permitted Business Investment” means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil, natural gas or other Hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties including:

(1)ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2)Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3)direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary;

(2)another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)cash and Cash Equivalents;

(4)receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7)Capital Stock, obligations or securities received in settlement of debts (x) created in the ordinary course of business and owing to the Company or any Restricted

Subsidiary or in satisfaction of judgments or (y) pursuant to any plan of reorganization or similar arrangement in a bankruptcy or insolvency proceeding;

(8)any Person as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.13;

(9)Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(10)Guarantees issued in accordance with Section 4.09;

(11)Permitted Business Investments;

(12)any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(13)any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(14)Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(15)Investments in the Notes;

(16)Investments in existence on the Issue Date; and

(17)Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (17), in an aggregate amount outstanding at the time of such Investment not to exceed the greater of $20.0 million and 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets (with the Fair Market Value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1)Liens on the Collateral securing Indebtedness and related obligations Incurred under Section 4.09(b)(1), but only to the extent such Indebtedness is (i) Indebtedness under the Notes and any Refinancing Indebtedness in respect thereof or other Pari Passu

Indebtedness; or (ii) Indebtedness under the First Lien Credit Agreement or another Credit Facility that is secured by Prior Liens or any Refinancing Indebtedness in respect thereof; provided that (x) in the case of both clause (i) and (ii), such Lien shall be permitted by the second sentence of Section 4.11 and (y) in the case of clause (ii), the collateral agent, trustee or other security representative for the holders of such Indebtedness shall have become a party to the Intercreditor Agreement;

(2)pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other hydrocarbons and minerals on State, Federal or foreign lands or waters), or deposits of cash or United States government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)statutory and contractual Liens of landlords and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof;

(5)Liens in favor of issuers of surety or performance bonds or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;

(7)Liens securing Hedging Obligations permitted from time to time under this Indenture which are not included in the definition of Indebtedness pursuant to clause (c)(3) of the definition thereof;

(8)leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:

(A)the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(B)such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(A)such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(B)such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)Liens existing on the Issue Date;

(14)Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(15)Liens on property at the time the Company or any of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(16)Liens securing the Notes and the Subsidiary Guarantees;

(17)Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured and that is being refinanced pursuant to Section 4.09(b)(4)(d) of this Indenture, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(18)any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided, that such Liens do not extend to any property or asset that is not leased property subject to such Capitalized Lease Obligation or operating lease;

(19)Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

(20)Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(21)Liens on pipelines or pipeline facilities that arise by operation of law;

(22)Liens in favor of the Company or any Subsidiary Guarantor;

(23)deposits made in the ordinary course of business to secure liability to insurance carriers;

(24)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(25)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(28)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(29)Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(30)Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.12;

(31)Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Company or any Subsidiary of the Company on deposit with or in possession of such bank; and

(32)Liens securing Indebtedness in an aggregate principal amount outstanding at any one time, added together with all other Indebtedness secured by Liens Incurred pursuant to this clause (32), not to exceed the greater of $20.0 million and 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets, as determined on the date of Incurrence of such Indebtedness after giving pro forma effect to such Incurrence and the application of the proceeds therefrom.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prior Lien” means a Lien on any Collateral that has priority (whether by law or pursuant to any agreement) over the Liens of the Security Documents.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance” and “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary Guarantor and Indebtedness of any Subsidiary Guarantor that refinances Indebtedness of another Subsidiary Guarantor, but excluding Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor), including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and

(4)if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Company and the other parties thereto and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as any such agreement may be amended from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to either (i) the outstanding principal amount of any Regulation S Temporary Global Note upon expiration of the Restricted Period or (ii), if no Regulation S

Temporary Global Note is issued, the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note” means a temporary global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Reporting Failure” means the failure of the Company to make available or otherwise deliver to the Trustee and each Holder of Notes, within the time periods specified in Section 4.03 (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports which the Company may be required to provide pursuant to such provision.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period, as defined in Rule 902(f) of Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Secured Debt” of any Person means Indebtedness secured by a Lien on any Property or asset now owned or hereafter owned by such Person, or on any income or profits therefrom, or any assignment or conveyance of any right to receive income or profits therefrom.

“Secured Debt Ratio” means, as of any date of determination, the ratio of Secured Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of that date to Consolidated EBITDAX for the four full fiscal quarters ending immediately preceding the determination date for which financial statements are in existence, with such adjustments to the amount of Secured Debt and Consolidated EBITDAX as are consistent with the adjustment provisions set forth in the definition of “Consolidated Coverage Ratio.”

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Security Documents” means the Collateral Agreement, mortgages, deeds of trust and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Company or any other Person in connection with, or as security for the payment or performance of the Notes, the Subsidiary Guarantees or this Indenture, as such agreements may be amended, modified, supplemented or restated from time to time.

“Senior Convertible Notes” means the 5% Senior Convertible Notes due 2032 issued by the Company pursuant to the third supplemental indenture dated August 26, 2013 to the indenture dated as of September 28, 2009 between the Company and Wells Fargo Bank, National Association, as trustee.

“Shelf Registration Statement” means a Shelf Registration Statement that may be filed pursuant to a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as in effect on the Issue Date, measured as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary (other than in this definition) will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Subsidiary Guarantors” means Goodrich Petroleum Corporation, L.L.C., as the initial guarantor of the Notes, and any Person that after the Issue Date guarantees the Notes pursuant to Section 4.15 or otherwise, in each case until a successor replaces such Person pursuant to the applicable provisions of this Indenture and, thereafter, means such successor, in each case until such Person is released from its guarantee of the Notes in accordance with this Indenture.

“Temporary Regulation S Legend” means the legend set forth in Section 2.07(g)(3) hereof, which is required to be placed on any Regulation S Temporary Global Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to [March 15], 2016; provided, however, that if the period from the redemption date to [March 15], 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to [March 15], 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate as of the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)on the date of such designation, such designation and the Investment of the Company or a Restricted Subsidiary in such Subsidiary complies with Section 4.10 of this Indenture;

(4)such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(A)to subscribe for additional Capital Stock of such Person; or

(B)to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5)on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company or such Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under Section 4.09(a) on a pro forma basis taking into account such designation

“Unsecured Debt” of any Person means Indebtedness that is not secured by a Lien on any property or asset now owned or hereafter owned by such Person, or on any income or profits therefrom, or any assignment or conveyance of any right to receive income therefrom.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.02.	Other Definitions.

Term	Defined in
Act	Section 13.13
Affiliate Transaction	Section 4.14
Asset Disposition Offer	Section 4.13
Asset Disposition Offer Amount	Section 4.13
Asset Disposition Offer Period	Section 4.13
Asset Disposition Purchase Date	Section 4.13
Authentication Order	Section 2.02
Change of Control Offer	Section 4.17
Change of Control Payment Date	Section 4.17
Change of Control Payment	Section 4.17
Covenant Defeasance	Section 8.03
DTC	Section 2.01
Event of Default	Section 6.01
Excess Proceeds	Section 4.13
Funds in Trust	Section 8.04
IAI	Section 2.01
Institutional Accredited Investor Global Note	Section 2.01
Legal Defeasance	Section 8.02
Paying Agent	Section 2.04
payment default	Section 6.01
Registrar	Section 2.04
Restricted Payments	Section 4.10
Restricted Payment Basket Subject Debt	Section 4.10 Section 4.13
Successor Company	Section 5.01

Section 1.03.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.	Rules of Construction.

Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)words in the singular include the plural, and in the plural include the singular;

(d)references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(e)all references herein to “interest” include Additional Interest;

(f)“or” is not exclusive, and “including” means “including without limitation”, “including but not limited to” or words of similar import; and

(g)the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Indenture in its entirety and not to any particular provision.

ARTICLE Two
THE NOTES

Section 2.01.	Form And Dating.

(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, as Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.07.

(c)Temporary Global Notes. To the extent required by Regulation S, Additional Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate from the Company certifying that the Restricted Period may be terminated in accordance with Regulation S and that beneficial interests in the Regulation S Temporary Global Note are permitted to be exchanged for beneficial interests in Regulation S Permanent Global Notes. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, in connection with transfers of interest as hereinafter provided.

(d)Institutional Accredited Investor Global Notes. Notes resold after an initial resale thereof to QIBs in reliance on Rule 144A or an initial resale thereof in reliance on Regulation S to “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in the United States of America in accordance with the procedures described herein will be initially issued in the form of a permanent global Note (an “Institutional Accredited Investor Global Note”) deposited with the Trustee, as Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. An Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of an Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, as hereinafter provided.

(e)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

(f)Additional Notes. Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date of this Indenture, when the context requires, (1) all references in Article Two herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the registration rights agreement entered into with respect to such

Additional Notes, (2) any references in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, and any other term related thereto shall be to such terms as they are defined in such Registration Rights Agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such Registration Rights Agreement entered into with respect to such Additional Notes, (4) any Additional Interest, if set forth in such Registration Rights Agreement, may be paid to the Holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein and (5) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture (and Exchange Notes issued in exchange therefor), provided that if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number. Indebtedness represented by Additional Notes shall be subject to the covenants contained in this Indenture.

Section 2.02.	Execution and Authentication.

(a)One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

(b)The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”) delivered to the Trustee from time to time, authenticate and deliver Notes for original issue without limit as to the aggregate principal amount thereof, subject to compliance with Section 4.09, of which $100.0 million will be issued on the date of this Indenture.

(c)Upon receipt of an Authentication Order, the Trustee shall authenticate for original issue Exchange Notes in exchange for Initial Notes in an aggregate principal amount not to exceed $100.0 million or Exchange Notes in exchange for Additional Notes; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes or Additional Notes, as the case may be, of a like aggregate principal amount in accordance with an Exchange Offer pursuant to an applicable Registration Rights Agreement.

(d)If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(e)A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(f)The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

(g)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.	Methods of Receiving Payments on the Notes.

If a Holder of Notes has given wire transfer instructions to the Company or the Paying Agent at least 10 Business Days before payment is due, the Company shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions to an account in the United States. All other payments on Notes shall be made at the office or agency of the Paying Agent designated by the Company in the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Payments of interest to the Trustee as Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date shall be made by the Company in immediately available funds for receipt by the Trustee no later than 1:00 p.m. New York Time on such Interest Payment Date.  The Company will pay principal of, premium, if any, and interest on, Global Notes held by the Depository or its nominee, in immediately available funds to the Depository or its nominee, as the case may be, as the registered holder of such Global Note.

Section 2.04.	Registrar and Paying Agent.

(a)The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), which initially will be the office of the Trustee located at U.S. Bank, N.A., Corporate Trust Services, 111 Fillmore Avenue, St. Paul, MN 55107, and an office or agency where Notes may be presented for payment (“Paying Agent”), which initially will be the office of the Trustee located at 100 Wall Street, Suite 1400, New York, NY 10005. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent (except for purposes of Article 8 or 11 of this Indenture) or Registrar.

(b)The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c)The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

Section 2.05.	Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07.	Transfer and Exchange.

(a)Transfer and Exchange of Global Notes. A Global Note may be transferred, as a whole and not in part, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes only if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Notes shall be so exchangeable. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07 (b), (c) or (f) hereof.

(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)(A) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may only be made as set forth in Section 2.07(b)(1)(B) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(B) Transfer of Beneficial Interests in the Regulation S Temporary Global Note.  The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Regulation S Temporary Global Note or any Definitive Note issued in exchange therefor prior to the expiration of the Restricted Period: (i) a transfer thereof to a QIB shall be made upon the representation of the transferee, in the form of a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and (ii) a transfer thereof to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note or Definitive Securities issued in exchange therefor may be transferred without requiring certification set forth in Exhibits B-1 and B-2 or any additional certification.

(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in the Global Notes that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)(1) if permitted under Section 2.07(a) hereof, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(h) hereof.

(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:

(A)if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

(B)if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof; or

(C)if the transferee shall take delivery in the form of a beneficial interest in the Institutional Accredited Investor Global Note a certificate in the form of Exhibit B-2 hereto, and if requested by the Company or the Trustee, the delivery of an opinion of counsel, certificate and/or information satisfactory to each of them.

(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(2) above and:

(A)such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C)such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D)the Registrar receives the following:

(i)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(5)Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.07(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Section 902(h) of Regulation S) in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(a) thereof;

(E)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof;

(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c) thereof; or

(G)if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(1)

shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C)such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D)the Registrar receives the following:

(i)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(c)(3), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Definitive Note that does not bear the Private Placement Legend in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.07(h), the aggregate principal amount of the applicable Restricted Global Note.

(4)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(4) shall not bear the Private Placement Legend.

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (1) thereof;

(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(a) thereof;

(E)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof;

(F)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c) thereof; or

(G)if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C)such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D)the Registrar receives the following:

(i)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (E), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount the aggregate principal amount of one of the Unrestricted Global Notes;

(4)Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(5)Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof;

(B)if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof; and

(C)if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)any such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C)any such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D)the Registrar receives the following:

(i)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (e), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.07(e)(2), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with an applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES OR Institutional Accredited Investor Global Notes: ONE YEAR (OR SUCH SHORTER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE) OR IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) (and any note not required by law to have such a legend), shall not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(2)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

(3)Regulation S Temporary Global Note Legend. Any Regulation S Temporary Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)General Provisions Relating to Transfers and Exchanges.

(1)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(2)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.13, 4.17 and 9.05).

(3)The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part.

(4)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(8)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail or delivery service.

Section 2.08.	Replacement Notes.

(a)If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the

Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge for their expenses in replacing a Note. If, after the delivery of such replacement Note, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any Agent in connection therewith.

(b)Subject to the provisions of the final sentence of the preceding paragraph, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.	Outstanding Notes.

(a)The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c)If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds as of 1:00 p.m. New York Time, on a redemption date, repurchase date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

Section 2.11.	Temporary Notes.

(a)Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

(b)Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12.	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company upon written request. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.13.	Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on the record date for the interest payment or a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.	CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

Section 2.15.	Additional Interest.

If Additional Interest is payable by the Company pursuant to an applicable Registration Rights Agreement and paragraph 1 of the Notes, no later than 15 days prior to the proposed payment date for such Additional Interest, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Section 2.16.	Issuance of Additional Notes.

(a)The Company shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture.

(b)With respect to any Additional Notes, the Company shall set forth in the related Authentication Order the following information:

(1)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(3)whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.07 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

ARTICLE Three
REDEMPTION AND PREPAYMENT

Section 3.01.	Notice to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 10 days (unless the Trustee consents to a shorter period) before giving a notice of redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price, if then determined and otherwise the method of its determination.

Section 3.02.	Selection of Notes to Be Redeemed.

(a)If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate (or, in the case of Global Notes, the Trustee will select Notes for redemption based on the Depository’s method that most nearly approximates a pro rata selection).

(b)The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.	Notice of Redemption.

(a)At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address and send a copy to the Trustee at the same time.

The notice shall identify the Notes (including CUSIP or ISIN number(s)) to be redeemed and shall state:

(1)the redemption date;

(2)the redemption price, if then determined and otherwise the method of its determination;

(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(4)the name and address of the Paying Agent;

(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(6)that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7)the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(b)At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04.	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05.	Deposit of Redemption Price.

(a)Prior to 1:00 p.m. New York Time on the Business Day that is the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b)If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.

Section 3.07.	Optional Redemption.

(a)On or after March [15], 2016, the Company may redeem, at any time, all or, from time to time, a portion of the Notes, at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), if redeemed during the twelve-month period beginning on March [15] of the years indicated below:

Year	Redemption Price
2016…………………………………………..	106.00%
2017 and thereafter…………………………..	100.00%

(b)Prior to September [  ], 2015, the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under this Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 108.00% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, that (1) at least 65% of the original principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption; and (2) the redemption occurs within 180 days after the closing of the related Equity Offering.

(c)The Company may, at its option, also redeem, in whole or in part, at any time prior to March [15], 2016, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(d)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08.	Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.	Application of Trust Money.

All money deposited with the Trustee pursuant to Section 3.05 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE Four
COVENANTS

Section 4.01.	Payment of Notes.

(a)The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 1:00 p.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period, provided such payment is made on the next succeeding Business Day. The Company shall pay Additional Interest, if any, on the dates of its choosing in the amounts and in the manner set forth in the Registration Rights Agreement.

(b)The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, on the Notes at one percentage point in excess of the rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at such higher rate to the extent lawful.

Section 4.02.	Maintenance of Office or Agency.

(a)The Company shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.

Section 4.03.	Reports.

(a)Whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the

Company will place on its website and make available to the Trustee and the Holders of the Notes without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within the time periods specified therein with respect to an accelerated filer. In addition, the Company will make such reports and information available to securities analysts and prospective investors upon request.

(b)If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the financial information required by Section 4.03(a) above will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company and the Subsidiary Guarantors will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)The Company shall be deemed to have furnished such reports to the Trustee and the Holders of Notes if it has filed such reports with the Commission using the EDGAR filing system or on the Company’s website and such reports are publicly available.

(e) The delivery of the foregoing annual reports, information, documents and other reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04.	Compliance Certificate.

(a)The Company shall deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the material terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)The Company shall, so long as any of the Notes are outstanding, notify the Trustee in writing on or before the 30th day after it has knowledge of the occurrence of any continuing Defaults and on or promptly thereafter, deliver to the Trustee an Officers’ Certificate specifying such Defaults, their status and what action the Company is taking or proposing to take with respect thereto.

Section 4.05.	Taxes.

The Company shall pay, and shall cause each of its Significant Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.06.	Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.	Insurance.

The Company will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  Subject to the mortgages and the Intercreditor Agreement, the loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral, as applicable, shall be endorsed in favor of the Collateral Agent as its interests in the Collateral may appear and such policies shall name the Collateral Agent as an “additional insured” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Collateral Agent.

Section 4.08.Further Assurances.

(a)The Company at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Trustee or the Collateral Agent all such other documents, agreements and instruments reasonably requested by the Trustee or the Collateral Agent to comply with, cure any defects or accomplish the covenants and agreements of the Company or any Restricted Subsidiary, as the case may be, in this Indenture or the Security Documents, or to further evidence and more fully describe the collateral intended as security for the Notes and the Subsidiary Guarantees, or to correct any omissions in this Indenture or the Security Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Indenture or any of the Security Documents or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Trustee or the Collateral Agent, in connection therewith.

(b)The Company hereby authorizes each of the Trustee and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto relative to all or any part of the Mortgaged Property without the signature of the Company or any Subsidiary Guarantor where permitted by law.  A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 4.09.	Limitation on Indebtedness and Preferred Stock.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue Preferred Stock; provided, however, that the Company may Incur Indebtedness and any of the Subsidiary Guarantors may Incur Indebtedness and issue Preferred Stock if on the date of such Incurrence or issuance:

(1)the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds); and

(2)no Default would occur as a consequence of, and no Event of Default would be continuing following, Incurring the Indebtedness or the application of its proceeds.

(b)Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness:

(1)Indebtedness under one or more Credit Facilities of the Company or any Restricted Subsidiary Incurred pursuant to this clause (1) in an aggregate amount not to exceed the greater of (i) $335.0 million or (ii) the sum of $225.0 million and 30.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom;

(2)Guarantees Incurred by the Company or any Subsidiary Guarantor of Indebtedness of the Company or any Subsidiary Guarantor Incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee to at least the same extent as the Indebtedness being Guaranteed, as the case may be;

(3)Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (a)(i) if the Company is the obligor on such Indebtedness and the obligee is not a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (ii) if a Subsidiary Guarantor is the obligor of such Indebtedness and the obligee is neither the Company nor a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee and (b)(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause;

(4)Indebtedness represented by (a) the Notes issued on the Issue Date and all Subsidiary Guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6) or (7)) outstanding on the Issue Date, (c) any Exchange Notes issued in exchange for other Notes pursuant to a Registration Rights Agreement and (d) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or (7) or Incurred pursuant to Section 4.09(a);

(5)Permitted Acquisition Indebtedness;

(6)Indebtedness in respect of (a) self-insurance obligations, bid, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and (b) obligations represented by letters of credit for the account of the Company or a Restricted Subsidiary in order to provide security for workers’ compensation claims (in the case of clauses (a) and (b) other than for an obligation for money borrowed);

(7)Indebtedness represented by Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries (whether or not Incurred pursuant to sale and leaseback transactions), mortgage financings or purchase money obligations, Incurred  in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case Incurred for the purpose of financing, refinancing, renewing, defeasing or refunding all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or such Restricted Subsidiary, provided that after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (7), together with any Refinancing Indebtedness Incurred pursuant to clause (4) in respect of such Indebtedness, and then outstanding does not exceed the greater of $25.0 million or 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets, determined as of the date of Incurrence of such Indebtedness after giving effect to such Incurrence and the application of the proceeds therefrom; and

(8)in addition to the items referred to in clauses (1) through (7) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, will not exceed the greater of $30.0 million or 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets, determined as of the date of Incurrence of such Indebtedness after giving effect to such Incurrence and the application of the proceeds therefrom; provided that not more than $10.0 million of such Indebtedness may be Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor.

(c)For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)in the event an item of that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a)-(b), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and, subject to clause (2) below, may later classify, reclassify or redivide all or a portion of such item of Indebtedness, in any manner that complies with this covenant;

(2)all Indebtedness outstanding on the date of this Indenture under the First Lien Credit Agreement, after giving effect to the initial offering and sale of Notes and the use of proceeds therefrom shall be deemed Incurred on the Issue Date under clause (1) of Section 4.09(b);

(3)Guarantees Incurred by the Company or any Subsidiary Guarantor of, or obligations Incurred by the Company or any Subsidiary Guarantor in respect of letters of credit supporting, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of Section 4.09(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included to the extent of the underlying letter of credit;

(5)the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness; and

(7)the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d)Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock and unrealized losses or charges in respect of Hedging Obligations will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09.

(e)The Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness, or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Company shall be in Default of this Section 4.09.

(f)For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(g)Nothing contained in this Indenture is intended to treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.10.	Limitation on Restricted Payments.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)pay any dividend or make any payment or distribution on or in respect of the Company’s or any Restricted Subsidiaries’ Capital Stock (including any payment or distribution in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(A)dividends or distributions by the Company payable solely in Capital Stock of the Company (other than Disqualified Stock but including options, warrants or other rights to purchase such Capital Stock of the Company); and

(B)dividends or distributions payable to the Company or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(2)purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under clause (3) of Section 4.09(b) of this Indenture or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement);

(4)purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Unsecured Debt; or

(5)make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (5) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A)a Default shall have occurred and be continuing (or would result therefrom);

(B)the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a) of this Indenture after giving effect, on a pro forma basis, to such Restricted Payment; or

(C)the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (the “Restricted Payments Basket”):

(i)50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2015 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)100% of the aggregate Net Cash Proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to (x) Persons indicated in clause 5(a) of Section 4.10(b) or any direct or indirect parent of the Company, to the extent such Net Cash Proceeds have been used to make a Restricted Payment pursuant to clause (5)(a) of Section 4.10(b), (y) a Subsidiary of the Company or (z) an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination));

(iii)the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Capital Stock), distributed by the Company upon such conversion or exchange), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; and

(iv)the amount equal to the aggregate net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person subsequent to the Issue Date resulting from:

(A) repurchases, repayments or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment (other than to a Subsidiary of the Company), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary;

(B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; and

(C) the sale by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) of all or a portion of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary (whether any such distribution or dividend is made with proceeds from the issuance by such Unrestricted Subsidiary of its Capital Stock or otherwise).

(b)Notwithstanding the foregoing, Section 4.10(a) shall not prohibit the following actions:

(1)any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (a) such Restricted Payment will be excluded from subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock or capital contribution will be excluded from Section 4.10(a)(5)(C)(ii);

(2)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Refinancing Indebtedness that, in each case, is permitted to be Incurred pursuant to Section 4.09 of this Indenture; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(3)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.09 of this Indenture; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(4)dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this covenant if it had been made on such date; provided, however, that such dividends and distributions will be included in subsequent calculations of the amount of Restricted Payments;

and provided further, however, that for purposes of clarification, this clause (4) shall not include cash payments in lieu of the issuance of fractional shares included in clause (9) below;

(5)so long as no Default has occurred and is continuing, (a) the repurchase or other acquisition of Capital Stock (including options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock) of the Company held by any existing or former employees, officers or directors of the Company or any Restricted Subsidiary of the Company or their assigns, estates or heirs, in each case pursuant to the repurchase or other acquisition provisions under employee stock option or stock purchase plans or agreements or other agreements to compensate officers, employees or directors, in each case approved by the Company’s Board of Directors; provided that such repurchases or other acquisitions pursuant to this subclause (a) during any calendar year will not exceed $2.5 million in the aggregate (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $5.0 million in any calendar year); provided further, that such amount in any calendar year may be increased by an amount not to exceed

(A)the cash proceeds received by the Company from the sale of Capital Stock of the Company to any existing or former employees, officers or directors of the Company and any of its Restricted Subsidiaries or their assigns, estates or heirs that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.10(a)(5)(C), plus

(B)the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less

(C)the amount of any Restricted Payments made pursuant to Section 4.10(b)(5)(A)-(B); provided further, however, that the amount of any such repurchase or other acquisition under this subclause (a) will be excluded in subsequent calculations of the amount of Restricted Payments and the proceeds received from any such transaction will be excluded from Section 4.10(a)(5)(C)(ii) for purposes of calculating the Restricted Payment Basket; and

(b) loans or advances to employees, officers or directors of the Company or any Subsidiary of the Company, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Company, or to refinance loans or advances made pursuant to this subclause (b), in an aggregate principal amount not in excess of $2.5 million at any one time outstanding; provided, however, that the amount of such loans and advances will be excluded in subsequent calculations of the amount of Restricted Payments;

(6)purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock;

provided, however, that such acquisitions or retirements will be excluded from subsequent calculations of the amount of Restricted Payments;

(7)the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 4.17 or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.13 of this Indenture; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided Section 4.17 or Section 4.13, as applicable, and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided, however, that such acquisitions or retirements will be excluded in subsequent calculations of the amount of Restricted Payments;

(8)payments or distributions to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; provided, however, that any payment pursuant to this clause (8) shall be excluded in the calculation of the amount of Restricted Payments;

(9)cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (9) shall be excluded in the calculation of the amount of Restricted Payments;

(10)the payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Stock of the Company issued on or after the Issue Date in accordance with Section 4.09, to the extent such dividends are included in Consolidated Interest Expense; provided, however, that any payment pursuant to this clause (10) shall be excluded in the calculation of the amount of Restricted Payments;

(11)the payment of dividends or mandatory redemption payments on the Company’s Series B Convertible Preferred Stock, Series C Cumulative Preferred Stock and Series D Cumulative Preferred Stock, in each case outstanding on the Issue Date; provided, however, that the Secured Debt Ratio is less than 1.75 to 1.0 after giving effect to such payment; and provided, further, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(12)transactions pursuant to the terms of the Share Lending Agreement dated November 30, 2006 between the Company and Bear, Stearns & Co. as in effect on the Issue Date; provided, however, that any payment pursuant to this clause (12) shall be excluded in the calculation of the amount of Restricted Payments; and

(13)Restricted Payments in an amount not to exceed $5.0 million in the aggregate since the Issue Date; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

(c)The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term.

(d)In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (13) of Section 4.10(b) above or is entitled to be made pursuant to Section 4.10(a), the Company shall, in its sole discretion, subdivide and classify, and may later reclassify, such Restricted Payment in any manner that complies with this Section 4.10.

(e)For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.10(a) or under clause (13) of Section 4.10(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.11.Limitation on Liens.  The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, Incur or suffer to exist any Lien other than Permitted Liens upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), which Lien secures Indebtedness.  Notwithstanding any other provision hereof, (1) the Company will not Incur or permit its Restricted Subsidiaries to Incur any Indebtedness under the First Lien Credit Agreement or other Indebtedness secured by Prior Liens if, after giving effect to such Incurrence and the application of the net proceeds therefrom, the aggregate outstanding amount or, in the case of letters of credit, the amount available to be drawn thereunder, of all Indebtedness under the First Lien Credit Agreement constituting principal and undrawn letters of credit and all other Indebtedness constituting principal and undrawn letters of credit secured by Prior Liens (in each case, excluding any Hedging Obligations and obligations in respect of treasury management services) would exceed the greater of (a) $150.0 million and (b) the Borrowing Base in effect at the time the Indebtedness secured by such Lien is Incurred; provided that no effect shall be given to any redetermination of the Borrowing Base prior to April 1, 2016 and (2) the Company will not Incur or permit its Restricted Subsidiaries to Incur any Pari Passu Indebtedness other than (x) the Notes, (y) any Indebtedness Incurred to refinance the Notes and (z) other Pari Passu Indebtedness in an amount not to exceed $75.0 million (such Pari Passu Indebtedness Incurred pursuant to this clause (z), “Additional Pari Passu Indebtedness”).

Section 4.12.	Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(2)make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary.

(b)However, paragraph (a) of this Section 4.12 will not prohibit:

(1)any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture and the Security Documents as in effect on such date;

(2)any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness Incurred by a Person on or before the date on which such Person was acquired by the Company or another Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(3)encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(4)any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided, that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(5)with respect to any Restricted Subsidiary incorporated or organized outside the United States, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive;

(6)any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (1) through (5), clause (12) or this clause (6) of this Section 4.12(b) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (1) through (5), clause (12) or this clause (6) of this Section 4.12(b); provided, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the Holders of the Notes than the encumbrances and restrictions contained in the agreements governing the Indebtedness being refunded, replaced or refinanced;

(7)in the case of clause (3) of Section 4.12(a) above, any encumbrance or restriction:

(A)that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license (including, without limitation, licenses of intellectual property) or other contract;

(B)contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(C)contained in any agreement creating Hedging Obligations permitted from time to time under this Indenture which are not included in the definition of Indebtedness pursuant to clause (3) of the penultimate paragraph of the definition thereof;

(D)pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

(E)provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business;

(8)any encumbrance or restriction contained in (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease

Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.12(a) on the property so acquired;

(9)any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(10)any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(11)encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(12)encumbrances or restrictions contained in agreements governing Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be Incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.09; provided, that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company and its Restricted Subsidiaries taken as a whole, as determined by the Company in good faith, than the provisions contained in the First Lien Credit Agreement and in this Indenture as in effect on the Issue Date;

(13)the issuance of Preferred Stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided, that issuance of such Preferred Stock is permitted pursuant to Section 4.09 and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(14)supermajority voting requirements existing under corporate charters, bylaws, stockholders agreements and similar documents and agreements;

(15)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(16)any encumbrance or restriction contained in the First Lien Credit Agreement as in effect as of the Issue Date, and in any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the First Lien Credit Agreement as in effect on the Issue Date.

Section 4.13.	Limitation on Sales of Assets and Subsidiary Stock.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares or other assets subject to such Asset Disposition; and

(2)at least 75% of the aggregate consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Disposition and all other Asset Dispositions since the Issue Date, on a cumulative basis, is in the form of cash or Cash Equivalents or Additional Assets, or any combination thereof.

(b)The Net Available Cash from such Asset Disposition may be applied, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, by the Company or such Restricted Subsidiary, as the case may be:

(1)to prepay, repay, redeem or purchase Indebtedness of the Company (including the Notes) or a Subsidiary Guarantor (other than Subordinated Obligations, Guarantor Subordinated Obligations or Disqualified Stock) or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case, excluding Indebtedness owed to the Company or an Affiliate of the Company); provided, however, that, in connection with any prepayment, repayment, redemption or purchase of Indebtedness pursuant to this clause (c), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased; or

(2)to make capital expenditures in the Oil and Gas Business or to invest in or acquire Additional Assets;

provided, that (i) pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) of this Section 4.13, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture and (ii) Net Available Cash from an Asset Disposition consummated prior to the second anniversary of the Issue Date may not be applied to repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Unsecured Debt.

(c)Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 4.13(b) will be deemed to constitute “Excess Proceeds.” Not later than the 366th day from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders of Notes and, to the extent required by the terms of other Pari Passu Indebtedness or Indebtedness secured by Prior Liens (collectively, “Subject Debt”), to all holders of Subject Debt outstanding with similar provisions requiring the Company to make an offer to purchase such Subject Debt with the proceeds from any Asset Disposition to purchase the maximum principal amount of Notes and any such Subject Debt to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or, in the event such Subject Debt was issued with significant original issue discount, 100% of the accreted value thereof) of the Notes and Subject Debt plus accrued and unpaid interest, if any (or in respect of such Subject Debt, such lesser price, if any, as may be provided for by the terms of such Indebtedness), to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in this Indenture or the agreements governing the Subject Debt, as applicable, in each case in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. If the aggregate principal amount of Notes surrendered by Holders thereof and other Subject Debt surrendered by Holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Subject Debt. To the extent that the aggregate principal amount of Notes and Subject Debt so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to Articles Four and Five of this Indenture. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(d)The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes and Subject Debt required to be purchased pursuant to this Section 4.13 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered and not properly withdrawn, all Notes and Subject Debt validly tendered and not properly withdrawn in response to the Asset Disposition Offer.

(e)If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

(f)On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Subject Debt or portions of Notes and Subject Debt so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Subject Debt so validly tendered and not properly withdrawn, in each case in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.13 and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Subject Debt. The Company or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Subject Debt, as the case may be, an amount equal to the purchase price of the Notes or Subject Debt so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. In addition, the Company will take any and all other actions required by the agreements governing the Subject Debt. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

(g)The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.

(h)For the purposes of clause (2) of Section 4.13(a) above, the following will be deemed to be cash:

(1)the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Restricted Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Restricted Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 4.13(b)(1)); and

(2)securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after receipt thereof.

Notwithstanding the foregoing, the 75% limitation referred to in clause (2) of Section 4.13(a) above shall be deemed satisfied with respect to any Asset Disposition in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation.

(i)The requirement of clause (2) of Section 4.13(b) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within the specified time period and such Net Available

Cash is subsequently applied in accordance with such agreement within six months following such agreement.

Section 4.14.	Limitation on Affiliate Transactions.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and

(2)either: (a) if such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million but not greater than $30.0 million, the Company delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above, or (b) if such Affiliate Transaction involves an aggregate consideration in excess of $30.0 million, the Company delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above and that the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company having no personal pecuniary interest in such transaction.

(b)Section 4.14(a) shall not apply to and does not prohibit:

(1)any Restricted Payment permitted to be made pursuant to Section 4.10 or any Permitted Investment;

(2)any payments, awards or grants in cash, Capital Stock or other property pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or insurance and indemnification arrangements provided to or for the benefit of directors and employees approved by the Board of Directors of the Company;

(3)loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed $5.0 million;

(4)advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(5)any transaction to the extent between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, and Guarantees issued by the Company or a

Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with the Indenture;

(6)transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in such Person;

(7)the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to, or the receipt by the Company of any capital contribution from its shareholders;

(8)indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(9)the payment of reasonable compensation and fees paid to, and indemnity provided on behalf of, officers or directors of the Company or any Restricted Subsidiary;

(10)the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted only to the extent that its terms are not materially more disadvantageous, taken as a whole, to the Company and its Restricted Subsidiaries than the terms of the agreements in effect on the Issue Date;

(11)transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and

(12)transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company, and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person.

Section 4.15.	Future Subsidiary Guarantors.

The Company will cause any Restricted Subsidiary that is not already a Subsidiary Guarantor that Guarantees any Indebtedness of the Company or a Subsidiary Guarantor under a Credit Facility or that incurs any Indebtedness under the First Lien Credit Agreement, in each case, to execute and deliver to the Trustee within 30 days of such guarantee or incurrence a supplemental indenture (in substantially the form specified in Exhibit E to this Indenture) pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis.  Any such Subsidiary Guarantee will be subject to the release and other provisions of Article Ten.

Section 4.16.	Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activity other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.17.	Offer to Repurchase Upon a Change of Control.

(a)If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.07, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)Within 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company shall mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating, among other things:

(1)that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3)that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)that Holders electing to have any Notes in certificated form purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided, that the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter complying with the requirements of Section 4.17(f) below;

(7)that if the Company is repurchasing a portion of the Note of any Holder, the Holder will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered, provided, that the unpurchased portion of the Note must be equal to a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess of $2,000; and

(8)other procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

(c)On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;

(2)deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment, provided, however, that the funds once deposited are to be uninvested until disbursed pursuant to this Section 4.17; and

(3)deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)The paying agent will promptly mail or deliver to each Holder of Notes accepted for payment the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.

(e)If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(f)A tender made in response to a Change of Control Payment Notice may be withdrawn if the Company receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable: (1) the name of the Holder; (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted; (3) the principal amount of the Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the

Company as to which such notice of withdrawal is being submitted; (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and (5) the principal amount, if any, of such Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Change of Control Payment Notice and that has been or will be delivered for purchase by the Company.

(g)Subject to applicable unclaimed property laws, the Trustee and the Paying Agent shall return to the Company, upon its request, any cash that remains unclaimed for two years after a Change of Control Payment Date together with interest or dividends, if any, thereon (subject to Section 7.01(f)), held by them for the payment of the Change of Control Payment; and the Holder of such tendered and accepted Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company comply with the Commission Regulation 17AD-17 as it applies to lost bondholders; provided, further however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (2) of paragraph (c) of this Section 4.17 exceeds the aggregate Change of Control Payment of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Payment Date the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to Section 7.01(f)).

(h)The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue of such conflict.

(i)Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(j)In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 4.17(i) above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described under this Section 4.17, to redeem all of the Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption.

(k)A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 4.18.	Termination of Covenants.

From and after the occurrence of an Investment Grade Rating Event, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of this Indenture described under Sections 4.09, 4.10, 4.12, 4.13, 4.14 and 4.16. In addition, the Company will no longer be subject to the financial test set forth in clause (3) of Section 5.01(a).  Following the termination of the covenants listed in this Section 4.18, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

ARTICLE Five
SUCCESSORS

Section 5.01.	Merger and Consolidation.

(a)The Company will not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or convey, transfer or lease all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions to, any Person, unless:

(1)the resulting, surviving or transferee Person (the “Successor Company”) is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture, the Security Documents and the Intercreditor Agreement;

(2)immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)either (A) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(a), or (B) immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, the Consolidated Coverage Ratio of the Company is equal to or greater than the Consolidated Coverage Ratio of the Company immediately before such transaction;

(4)if the Company is not the Successor Company, each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) above shall apply)

shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes shall continue to be in effect; and

(5)the Company shall have delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, to the effect that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

(b)The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, and will not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor to, any Person (other than the Company or another Subsidiary Guarantor) unless:

(1)(a) the resulting, surviving or transferee Person is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, the Security Documents and the Intercreditor Agreement; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(2)the transaction will result in the release of the Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee after and upon compliance with Section 10.04.

(c)Notwithstanding the preceding clause (3) of Section 5.01(a), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and the Company may consolidate with, merge into or transfer all or part of its properties and assets to a Subsidiary Guarantor and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; and provided further that, in the case of a Restricted Subsidiary that consolidates with, merges into or transfers all or part of its properties and assets to the Company, the Company will not be required to comply with the preceding clause (5) of Section 5.01(a).

(d)Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01(a), the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture with the same effect as if such successor Person has been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from the obligation to pay the principal of and interests on the Notes and all other covenants and obligations under this Indenture.

ARTICLE Six
DEFAULTS AND REMEDIES

Section 6.01.	Events of Default.

An “Event of Default” shall occur if:

(1)there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2)there shall be a default in the payment of the principal of (or premium, if any, on) any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)there shall be a default in the performance or breach of the provisions of Article Five;

(4)there shall be a failure by the Company to comply for 30 days (or 180 days in the case of a Reporting Failure) after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, with any of its obligations under Sections 4.09 through Section 4.17 (in each case, other than a failure to purchase the Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with Article Five, which is covered by clause (3));

(5)there shall be a failure by the Company to comply with any agreement in this Indenture (other than an agreement, a default in or failure to comply that is specifically dealt with elsewhere in this Section 6.01) and continuance of such default for 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(6)there shall be any default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (a “payment default”)  or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(7)the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)commences a voluntary case or proceeding to be adjudicated a bankrupt or insolvent;

(B)consents to the entry of an order for relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding;

(C)files a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law;

(D)consents to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any substantial part of its property; or

(E)makes a general assignment for the benefit of creditors or the admission in writing of its inability to pay its debts generally as they become due;

(8)a court of competent jurisdiction enters a final order or decree under any Bankruptcy Law that:

(A)is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)adjudges the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary a bankrupt or insolvent;

(C)approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

(D)appoints a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Restricted Subsidiaries

that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, or of any substantial part of their property;

(E)orders the winding up or liquidation of the Company’s or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary’s, affairs, and the final order or decree remains unstayed and in effect for 60 consecutive days;

(9)the failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect; or

(10) any of this Indenture (including the Subsidiary Guarantees), the Notes, the Security Documents and any supplemental indentures pursuant to this Indenture, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Company or a Subsidiary Guarantor party thereto or shall be repudiated by any of them in writing, or any of the Security Documents with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $[25.0] million shall cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Indenture, or the Company or any Restricted Subsidiary or any of their Affiliates shall so state in writing.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, in each case within 20 days after the declaration of acceleration with respect thereto.

Section 6.02.	Acceleration.

(a)If an Event of Default (other than as specified in clause (7) or (8) of Section 6.01 with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued and unpaid interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Company occurs and is continuing, the principal of, premium, if any, accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(b)After a declaration of acceleration, the Holders of a majority in aggregate principal amount of Notes outstanding by notice to the Company and the Trustee, on behalf of the Holders of Notes, may rescind and annul such declaration and its consequences if:

(1)the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes then outstanding, and (C) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

(2)the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3)all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

(c)No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03.	Other Remedies.

(a)If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.	Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Notes outstanding, by written notice (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes) to the Trustee and the Company, may on behalf of the Holders of all outstanding Notes waive any existing Default or

Event of Default or non-compliance with any provisions under this Indenture  and its consequences, except a continuing Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.	Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holders of Notes or that would involve the Trustee in personal liability.

Section 6.06.	Limitation on Suits.

Subject to Section 6.07 and Section 7.01, no Holder of any of the Notes has any right to institute any proceedings with respect to this Indenture or any remedy thereunder, unless (1) such Holder has previously given the Trustee written notice that an Event of Default has occurred and is continuing, (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee pursue the remedy, (3) such Holders have furnished reasonable security or indemnity to the Trustee against any loss, liability or expense, (4) the Trustee has not complied with such request within 60 days after receipt of the request and the furnishing of security or indemnity, and (5) the Holders of a majority in principal amount of the outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Section 6.07.	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.	Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 above occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of overdue principal of, premium, if any, interest remaining unpaid on the Notes and to the extent lawful, interest on overdue principal, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.	Priorities.

(a)If the Trustee collects any money or other property pursuant to this Article Six, it shall pay out the money and other property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b)The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE Seven
TRUSTEE

Section 7.01.	Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)Except during the continuance of an Event of Default:

(1)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have furnished to the Trustee security or indemnity satisfactory to it, in its sole discretion, against all losses and expenses caused by taking or not taking such action.

(f)Money held in trust by the Trustee need not be segregated from other funds and need not be held in an interest-bearing account, in each case except to the extent required by law or by any other provision of this Indenture. The Trustee (acting in any capacity hereunder) shall not be liable for interest on any money received by it hereunder unless the Trustee otherwise agrees in writing with the Company.

Section 7.02.	Certain Rights of Trustee.

(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have furnished to the Trustee security or indemnity satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. IN NO EVENT SHALL THE TRUSTEE BE LIABLE TO ANY PERSON FOR SPECIAL, PUNITIVE, INDIRECT, CONSEQUENTIAL OR INCIDENTAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS) FOR ANY

ACTION IT TAKES OR OMITS TO TAKE, EVEN IF THE TRUSTEE HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE.

(g)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.02, and such notice references the Notes.

(h)Subject to Section 7.01(b)(2), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the right of any other Holder or that would involve the Trustee in personal liability.

Section 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA while any Default exists, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.	Notice of Default.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.	Reports by Trustee to Holders of the Notes.

(a)Within 60 days after each May 15 beginning with May 15, 2015, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

(b)A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07.	Compensation and Indemnity.

(a)The Company shall pay to the Trustee (in its capacity as Trustee, and, to the extent it has been appointed as such, as Paying Agent and Registrar) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services, except those resulting from its own negligent action, negligent failure to act or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)The Company shall indemnify the Trustee in its capacity against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may elect to have separate counsel defend the claim, but the Company will be obligated to pay the reasonable fees and expenses of such separate counsel only if the Company fails to assume the Trustee’s defense or there is a conflict of interest between the Company, on the one hand, and the Trustee, on the other hand, with respect to the claim, as reasonably determined by the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

(d)To secure the Company’s payment obligations in this section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(e)When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.	Replacement of Trustee.

(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)the Trustee fails to comply with Section 7.10;

(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)a custodian or public officer takes charge of the Trustee or its property; or

(4)the Trustee becomes incapable of acting.

(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e)If the Trustee, after written request by any Holder who has been a Holder for at least three months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.	Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by Federal or state authorities and that has (or its corporate parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.	Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE Eight
DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.	Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to this Indenture and the Security Documents and all outstanding Notes and all obligations of the Subsidiary Guarantors shall be deemed to have been discharged with respect to their obligations under this Indenture, the Guarantees and the Security Documents on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.02, and shall be deemed discharged from the payment and performance of all other obligations under this Indenture, the Notes, the Guarantees and the Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from Funds in Trust (as defined in Section 8.04 and as more fully set forth in such Section) payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) subject to clause (a) of this Section 8.02, the Company’s obligations with respect to such Notes under Article Two and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article Eight.  If the Company exercises its legal defeasance option pursuant to this Section 8.02, the Subsidiary Guarantees will terminate with respect to the Notes, and payment of the Notes may not be accelerated pursuant to Section 6.02 because of an Event of Default.  Subject to compliance with this Article 8, the Company may exercise its option (if any) to have this Section 8.02 applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 8.03 applied to such Notes.

Section 8.03.	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations, and each Restricted Subsidiary shall be released from its obligations, under the covenants contained in Sections 4.09 through 4.17, the covenants set forth in the Security Documents and the limitations set forth in clause (3) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Security Documents and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, (i) Sections 6.01(6), (7), (8) (clauses (7) and (8) with respect to Significant

Subsidiaries only), and Sections 6.01(9) and (10) shall not constitute Events of Default and (ii) payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(4), (5), (6), (7), (8) (clauses (7) and (8) with respect to Significant Subsidiaries only), or Sections 6.01(9) and (10) or because of the failure of the Company to comply with clause (3) of Section 5.01(a).

Section 8.04.	Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(a)the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes cash in United States dollars, U.S. Government Obligations, or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or the applicable redemption date), if at or prior to electing either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such redemption date, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date);

(b)in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c)in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States reasonably acceptable to the Trustee confirming that the Holders and Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(d)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the incurrence of Indebtedness or Liens securing such Indebtedness, all or a portion of the proceeds of which will be applied to such deposit);

(e)such deposit shall not result in a breach of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company, any Subsidiary Guarantor or any Restricted Subsidiary is a party or by which it is bound or if such breach or default would occur, which is not waived as of, or for all purposes, on or after, the date of such deposit;

(f)the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Guarantee over the other creditors of the Company or any Subsidiary Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Subsidiary Guarantor or others; and

(g)the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants, nationally recognized investment banking firm, or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.	Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company upon its request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company comply with the Commission Regulation 17AD-17 as it applies to lost bondholders.

Section 8.07.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations to make the related payments under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE Nine
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.	Without Consent of Holders of Notes.

(a)Notwithstanding Section 9.02, the Company, any Subsidiary Guarantor and the Trustee and the Collateral Agent may modify, supplement or amend this Indenture, the Notes, the Security Documents and the Intercreditor Agreement without the consent of any Holder of a Note to:

(1)cure any ambiguity, omission, defect, mistake or inconsistency;

(2)provide for the assumption by a successor of the obligations of the Company or any Subsidiary Guarantor under this Indenture in accordance with the applicable provisions of this Indenture;

(3)provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)add guarantors or Collateral with respect to the Notes, including Subsidiary Guarantors, or release a Subsidiary Guarantor from its Subsidiary Guarantee and terminate such Subsidiary Guarantee or terminate a Lien securing the Notes; provided that the release and termination is in accordance with the applicable provisions of this Indenture;

(5)secure the Notes or Subsidiary Guarantees;

(6)add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

(7)make any change that does not adversely affect the rights of any Holder;

(8)comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(9)provide for the succession of a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under this Indenture; or

(10)make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents.

In addition, the Intercreditor Agreement may be amended in accordance with its terms and without the consent of any Holder, the Trustee or the Collateral Agent with the consent of the parties thereto or otherwise in accordance with its terms, including to add additional Pari Passu Indebtedness and add other parties (or any authorized agent thereof or trustee therefor) holding such Indebtedness thereto and to establish that the Liens on any Collateral securing such Indebtedness shall rank equally with the Liens on such Collateral securing the other Pari Passu Indebtedness then outstanding.  The Intercreditor Agreement will also provide that in certain circumstances the Security Documents may be amended automatically without the consent of Holders of Notes, the Trustee or the Collateral Agent in connection with any amendments to corresponding security documents creating Prior Liens.

(b)Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 13.04 and Section 9.06, the Trustee shall join with the Company and each Subsidiary Guarantor in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.	With Consent of Holders of Notes.

(a)Except as provided below in this Section 9.02, the Company, any Subsidiary Guarantor and the Trustee may amend or supplement this Indenture, the Notes, the Security Documents and the Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:

(1)reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

(2)reduce the stated rate of or change the stated time for payment of interest on any Note;

(3)reduce the principal of or change the Stated Maturity of any Note;

(4)reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 3.07 hereof; other than modifications of Sections 4.13 and 4.17 or provisions relating thereto;

(5)make any Note payable in money other than that stated in the Note;

(6)waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration) or impair the right of any Holder to receive payment of the principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes;

(8)release all or substantially all of the collateral subject to the Liens created by the Security Documents (except with respect to releases permitted under this Indenture) or

(9)make any change to or modify the ranking of the Notes that would adversely affect the Holders.

(b)The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

(c)Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 and Section 13.04, the Trustee shall join with the Company and each Subsidiary Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(d)It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03.	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.	Notation on or Exchange of Notes.

(a)The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.	Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE Ten
SUBSIDIARY GUARANTEES

Section 10.01.	Subsidiary Guarantee.

(a)Subject to this Article Ten, each of the Subsidiary Guarantors, jointly and severally, fully and unconditionally, guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)The Subsidiary Guarantors agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Subject to Section 6.06, each Subsidiary Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee. Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from any non-paying Subsidiary Guarantor, in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e)In respect to its obligations under its Guarantee, each Subsidiary Guarantor agrees to be bound to, and hereby covenants, with respect to itself, the covenant set forth in Section 4.06.

Section 10.02.	Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Ten, will result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

Section 10.03.	Execution and Delivery of Notation of Guarantee.

(a)To evidence its Guarantee set forth in Section 10.01, with respect to the Notes issued on the Issue Date, a Subsidiary Guarantor shall execute a notation of such Guarantee substantially in the form included in Exhibit D hereto endorsed by an Officer of such Subsidiary Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee.

(b)Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c)If an Officer whose signature is on this Indenture or on the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 10.04.	Releases of Subsidiary Guarantors.

(a)A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes:

(1)in the event that a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving entity in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company if the sale or other disposition does not violate Section 4.13.

(2)if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture or if the Subsidiary Guarantor no longer meets the definition of Restricted Subsidiary;

(3)if such Subsidiary Guarantor ceases to guarantee any other Indebtedness of the Company or a Subsidiary Guarantor under a Credit Facility, and is not a borrower under the First Lien Credit Agreement, provided no Event of Default has occurred and is continuing; or

(4)upon a satisfaction and discharge or a legal or covenant defeasance of the Notes in accordance with Article Eight or Article Twelve.

(b)Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article Ten.

ARTICLE Eleven
COLLATERAL AND SECURITY

Section 11.01.The Collateral Agent.  By accepting a Note, each Holder is deemed to have irrevocably appointed the Collateral Agent to act as its agent under the Security Documents and irrevocably authorized the Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents or other documents to which it is a party, together with any other incidental rights, powers and discretions, and (ii) execute each document expressed to be executed by the Collateral Agent on its behalf. The Collateral Agent will have no duties or obligations except those expressly set forth in the Security Documents to which it is party; provided that no provision of this Indenture shall be construed to relieve the Collateral Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.  Notwithstanding the generality of the foregoing:

(a)The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Indenture and the Collateral Agent shall not be liable to any party hereto or to any Security Document to which it is a party by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.

(b)The Collateral Agent shall not be responsible in any manner for the validity, enforceability or sufficiency of this Indenture, the Security Documents or any Collateral delivered under the Security Documents, or for the value or collectability of any Notes, Pari Passu Indebtedness covered by the Security Documents or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Collateral Agent. The Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the Grantors to all or any of the assets whether such defect or failure was known to the Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.

(c)The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created pursuant to any Security Document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created pursuant to any Security Document pertaining to this matter.

(d)The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, in each case except for its own bad faith, gross negligence or willful misconduct.

(e)The Collateral Agent may seek the advice, at the expense of the Company, of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Indenture or its duties hereunder or under any Security Document or applicable law, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or written opinion of such counsel.

(f)The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document it receives in connection with this Indenture or any Security Document.

(g)IN NO EVENT SHALL THE COLLATERAL AGENT BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, EVEN IF SUCH LOSS OR DAMAGE WAS FORESEEABLE OR IT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

(h)In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder or under any Security Document because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any Security Document.

(i)The Collateral Agent agrees to accept and act upon facsimile transmission of written instructions pursuant to this Indenture or any Security Document; provided that (i) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Collateral Agent in a timely manner, and (ii) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.

(j) The Collateral Agent shall be entitled to seek written directions from the Applicable Authorized Representative prior to taking any action under this Indenture or any Security Document or with respect to any Collateral.

(k)Except with respect to its own bad faith, gross negligence or willful misconduct, the Collateral Agent shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, any Security Document or any other instrument or document furnished pursuant thereto.

(l)The Collateral Agent shall have no responsibility for or liability with respect to monitoring compliance of any other party to the Security Documents, this Indenture or any other document related hereto or thereto. The Collateral Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis.

(m)No provision of this Indenture or any Security Document shall require the Collateral Agent to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Indenture or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any Person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.

(n)Whenever in the administration of this Indenture or any Security Document the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith, willful misconduct or gross negligence on its part, conclusively rely upon instructions from the Applicable Authorized Representative.

(o)The Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, investment banker, appraiser or other expert or adviser, whether retained or employed by the Applicable Authorized Representative or by the Collateral Agent.

(p)The Collateral Agent may employ or retain such counsel, accountants, sub-agent, agent or attorney in fact, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for the actions of any such parties it appoints with due care.

(q)The Collateral Agent may request that the Applicable Authorized Representative or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any Security Document.

(r)Money held by the Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed by the Collateral Agent in writing.

(s)Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(t)The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall have no duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of this Indenture or the Security Documents.

(u)The Company and the Subsidiary Guarantors, jointly and severally, shall defend, indemnify, and hold harmless the Collateral Agent from and against any claims, demands, penalties, fines, liabilities, settlements, damages or reasonable costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of the following in respect of the Collateral:

(v)the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, Persons or animals; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, reasonable attorney and consultant fees and expenses, reasonable investigation and laboratory fees, court costs, and reasonable litigation expenses, except, in each case, where such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses arise from the gross negligence, bad faith or willful misconduct of the Collateral Agent as determined in a final, non-appealable order of a court of competent jurisdiction. For purposes of this paragraph, “Hazardous Materials” includes radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances defined in the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601, et. seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation.  The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Company and the Subsidiary Guarantors may have to the Collateral Agent at common law, and shall survive the termination of this Indenture.

(w)The Collateral Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. The Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk.

(x)Upon any payment or distribution of assets hereunder or under any Security Document, the Collateral Agent shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an insolvency or liquidation proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution in such insolvency or liquidation proceeding, delivered to the Collateral Agent, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

(y)In the event that, following a foreclosure in respect of any Property, the Collateral Agent acquires title to any portion of such Property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(z)The rights and protections of the Collateral Agent set forth herein shall also be applicable to the Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under the Security Documents.

Section 11.02.Authority Of Collateral Agent To Release Collateral And Liens.  By accepting a Note, each Holder is deemed to authorize the Collateral Agent to release or subordinate any Collateral that is permitted to be sold, reclassified or released or be subject to a Lien pursuant to the terms of this Indenture or the Security Documents.  By accepting a Note, each Holder is deemed to authorize the Collateral Agent to execute and deliver to the Company, at the Company’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Company in connection with any sale, reclassification or other disposition of Oil or Gas Property or such other Collateral to the extent such sale, reclassification or other disposition is permitted by the terms of Section 4.13 or is otherwise authorized by the terms of this Indenture or the Security Documents.

Section 11.03.Security Documents.  (a) To secure the full and punctual payment when due and the full and punctual performance of the obligations of the Company and the Subsidiary Guarantors in respect of the Notes and this Indenture (including the Subsidiary Guarantees), the Company and the Subsidiary Guarantors shall, on the Issue Date:

(1)enter into the Collateral Agreement and deliver to the Trustee or Collateral Agent all certificates representing Capital Stock and other instruments and documents required thereunder to be delivered to the Trustee (or to the First Lien Administrative Agent as gratuitous bailee for the Trustee);

(2)file, register or record all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Trustee or the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents or this Indenture; and

(3)enter into such Security Documents creating Liens on all interests in Property owned by the Company or any Domestic Subsidiary that are subject to any Lien securing the First Lien Secured Indebtedness (or that would be required, under the First Lien Credit Agreement as in effect on Issue Date, to secure such First Lien Secured Indebtedness if such First Lien Secured Indebtedness were outstanding and such First Lien Credit Agreement were in effect).

(b)Notwithstanding anything to the contrary set forth in clause (a) or elsewhere in this Indenture or any Security Document, any mortgages (and any related Security Documents) required to be granted pursuant to clause (a) on the Issue Date with respect to real property that is securing First Lien Secured Indebtedness on the Issue Date shall be granted as soon as commercially reasonable following the Issue Date, but in no event later than 60 days following the Issue Date (it being understood any such mortgages shall be accompanied by customary local counsel opinions).

(c)On or after the Issue Date, the Company and the other Grantors shall enter into additional Security Documents and take or cause to be taken all such actions as may be required pursuant to this Indenture or under any Security Document to create, perfect and maintain, as security for the obligations of the Company and the Subsidiary Guarantors in respect of the Notes, this Indenture (including the Subsidiary Guarantors) and the Security Documents, a valid and enforceable perfected second-priority Lien and security interest in all of the Collateral (subject to the terms of the Intercreditor Agreement and the Security Documents in all respects) in favor of the Trustee for the benefit of the Holders.

(d)Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents entered into on the Issue Date or from time to time thereafter (including the provisions providing for the possession, use, release and foreclosure of Collateral) as each may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement.

(e)In the event that security interests in any of the Collateral are not created as of the Issue Date, the Company and the other Grantors shall use commercially reasonable efforts to implement security arrangements with respect to such Collateral as promptly as reasonably practicable after the Issue Date (or on such later date as may be permitted by the Applicable Authorized Representative in its sole discretion).

(f)Each Holder, by accepting the Notes, is deemed to acknowledge that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be for the benefit of all the Holders, the Collateral Agent, the Trustee and the other secured parties described in the Security Documents, and that the Lien granted in the Security Documents relating to the Notes in respect of the Trustee, the Collateral Agent, the Holders and such other secured parties is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

Section 11.04.Intercreditor Agreement.  By accepting a Note, each Holder is deemed to acknowledge that the obligations of the Company under the First Lien Credit Agreement and Refinancing Indebtedness in respect thereof are and shall be secured by Liens on assets of the

Company and the other Grantors that constitute Collateral under the Security Documents and that the relative Lien priorities and other creditor rights of the Holders hereunder and the secured parties thereunder will be set forth in the Intercreditor Agreement.  By accepting a Note, each Holder is deemed to acknowledge that it has received a copy of the Intercreditor Agreement.  By accepting a Note, each Holder is deemed to (a) consent to the subordination and equalization, as applicable, of the Liens on the Collateral securing the Notes and the Subsidiary Guarantees on the terms set forth in the Intercreditor Agreement, (b) authorize and direct the Trustee and the Collateral Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Holder and without any further consent, authorization or other action by such Holder, (c) agrees that, upon the execution and delivery thereof, such Holder will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) agrees that no Holder shall have any right of action whatsoever against the Trustee as a result of any action taken by the Trustee pursuant to this Section 11.04 or in accordance with the terms of the Intercreditor Agreement.  By accepting a Note, each Holder is deemed to further irrevocably authorize and direct the Trustee and the Collateral Agent (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and (ii) to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Notes or any refinancing indebtedness in respect thereof or incurrence or refinancing or the granting of any Liens to secure any Pari Passu Indebtedness permitted hereunder, as are reasonably acceptable to the Trustee and Collateral Agent to give effect thereto, in each case on behalf of such Holder and without any further consent, authorization or other action by such Holder.  The Trustee shall have the benefit of the provisions of Article Seven with respect to all actions taken by it pursuant to this Section 11.04 or in accordance with the terms of each of the Intercreditor Agreement to the full extent thereof.

Section 11.05.Release of Collateral.  (a) The Collateral will be automatically released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby under any one or more of the following circumstances:

(1)in connection with asset sales and dispositions permitted or not prohibited under Section 4.13, so long as, in the case of an Asset Sale, the Company will apply the Net Proceeds in accordance with the provisions of Section 4.13;  provided, that such Liens will not be released if such sale or disposition is to the Company or a Restricted Subsidiary;

(2)with respect to the assets of a Subsidiary Guarantor that constitute Collateral, upon the release of such Subsidiary Guarantor from its Guarantee; and

(3)as described in Section 9.02; and

(4)if required in accordance with the terms of the Intercreditor Agreement.

(b)The Liens on all Collateral that secures the Notes and the Guarantees also will be released:

(1)if the Company exercises its Legal Defeasance option or Covenant Defeasance option as described in Article 8; or

(2)upon satisfaction and discharge of this Indenture as described in Article 10 or payment in full of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations that are then due and payable.

The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents.  To the extent permitted under the TIA  and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, the fair value of Collateral released from the Liens and security interest created by this Indenture and the Security Documents pursuant to the terms of the Security Documents shall not be considered in determining whether the aggregate fair value of the Collateral released from the Liens and security interest created by this Indenture and the Security Documents in any calendar year exceeds the 10% threshold specified in TIA § 314(d)(1). Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

(c)Upon receipt of an Officers’ Certificate and Opinion of Counsel that such release (and the execution, delivery and acknowledgement of the instruments specified below)  is authorized or permitted by this Indenture and that all relevant conditions precedent under this Indenture have been met, the Collateral Agent will execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture.

Section 11.06.Form and Sufficiency of Release. In the event that (i) the Company or any Subsidiary Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Subsidiary Guarantor pursuant to the terms hereof, (ii) the Company or such Subsidiary Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents and (iii) all conditions set forth herein and for execution, acknowledgement and delivery of such an instrument have been satisfied, upon receipt of an Officers’ Certificate and Opinion of Counsel that such release (and the execution, delivery and acknowledgement of such an instrument) is authorized or permitted by this Indenture and that all relevant conditions precedent under this Indenture thereto have been met, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Subsidiary Guarantor (in proper form) such an instrument.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

Section 11.07. After-Acquired Property. Promptly, but in no event later than 90 days, following the acquisition by the Company or any Subsidiary Guarantor of any After Acquired Property, the Company or such Subsidiary Guarantor shall execute and deliver such mortgages, Security Document supplements, security instruments and financing statements as shall be reasonably necessary to cause such After Acquired Property to be made subject to a perfected Lien (subject to Liens permitted under this Indenture, including Permitted Liens) in favor of the  Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such After Acquired Property to the same extent and with the same force and effect; provided that the execution and delivery of such documents will only be required, and such After Acquired Property will only become part of the Collateral securing the Notes, if and to the extent that such After Acquired Property becomes part of the Collateral securing the First Lien Credit Agreement substantially concurrently therewith.

ARTICLE Twelve
SATISFACTION AND DISCHARGE

Section 12.01.	Satisfaction and Discharge.

This Indenture and the Security Documents will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise expressly provided for in this Indenture) as to all outstanding Notes issued under this Indenture when:

(a)either:

(1)all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(2)all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise;

(b)the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for such purpose cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c)the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums due and payable under this Indenture by the Company and any Subsidiary Guarantor;

(d)the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; and

(e)the Company has delivered irrevocable instructions to the Trustee hereunder to apply any deposited money described in clause (b) above to the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

Section 12.02.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)Subject to Section 12.03, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the “Trustee”) pursuant to Section 12.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or U.S. Government Obligations held by it as provided in this Section 12.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Twelve.

Section 12.03.	Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company comply with the Commission Regulation 17AD-17 as it applies to lost bondholders.

Section 12.04.	Reinstatement.

Section 8.07 of this Indenture shall apply to this Article 12.

ARTICLE Thirteen
MISCELLANEOUS

Section 13.01.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.02.	Notices.

(a)Any notice or communication by either of the Company or any Subsidiary Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing in the English language and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Subsidiary Guarantor:

Goodrich Petroleum Corporation

801 Louisiana, Suite 700

Houston, Texas 77002

Facsimile: (713) 780-9254

Attention: Chief Financial Officer

If to the Trustee:

U.S. Bank National Association

5555 San Felipe Street, 11th Floor

EX-TX-WSFH

Houston, Texas 77056

Facsimile No.: (713) 235-9213

Attention: Corporate Trust Services

(b)The Company, the Subsidiary Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c)All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)Any notice or communication to a Holder (i) of a Global Note shall be given in accordance with the rules and procedures of the Depositary, and (ii) otherwise shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f)If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 13.05.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(1)a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08.	Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.09.	Trust Indenture Act Controls.

This Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA including TIA Section 318(c), the imposed duties shall control.

Section 13.10.	Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.01 or 10.04.

Section 13.11.	Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.	Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13.	Acts of Holders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.13.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)Notwithstanding anything to the contrary contained in this Section 13.13, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d)If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)Subject to Section 9.04, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f)Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g)For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 13.14.	Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.15.	Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature page to follow]

SIGNATURES

Company:

GOODRICH PETROLEUM CORPORATION

By:

Name:

Title:

Subsidiary Guarantor:

GOODRICH PETROLEUM COMPANY, L.L.C.

By:

Name:

Title:

Trustee:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:___________________

Name: Mauri J. Cowen

Title: Vice President

EXHIBIT A

[Face of Note]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES OR INSTITUTIONAL ACCREDITED INVESTOR GLOBAL NOTES: ONE YEAR (OR SUCH SHORTER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE) OR IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO

Exhibit A - 1

OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.1

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).]2

[1]	For Restricted Note.
[2]	Temporary Regulation S Legend, if applicable.

Exhibit A - 2

CUSIP:________

No. _________Principal Amount: $ __________

GOODRICH PETROLEUM CORPORATION

8.00 % Second Lien Senior Secured Notes due 2018

Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to, for value received, promises to pay to _______________, or its registered assigns, the principal sum of [    ] ($[    ]) UNITED STATES DOLLARS [(or such other amount as may be set forth on the attached Schedule of Exchanges of Interests)] on  March [15], 2018; provided that if the aggregate principal amount of outstanding Senior Convertible Notes on August 1, 2017 is more than $25.0 million then such payment shall be due on September 1, 2017.

Interest Payment Dates: [March 15] and [September 15] of each year, commencing [September 15, 2015].

Regular Record Dates: [March 1] and [September 1] of each year.

Exhibit A - 3

Reference is hereby made to the further provisions of this Note set forth on the reverse, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

GOODRICH PETROLEUM CORPORATION,

a Delaware corporation

By:

Name:

Title:

Exhibit A - 4

(Form of Trustee’s Certificate of Authentication)

This is one of the 8.00% Second Lien Senior Secured Notes due 2018 described in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:

Authorized Signatory

Date:  __________________

Exhibit A - 5

[Reverse Side of Note]

GOODRICH PETROLEUM CORPORATION

8.00% Second Lien Senior Secured Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Company promises to pay interest on the principal amount of this Note at 8.00% per annum until maturity [and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement, dated March [   ], 20153 referred below].4 The Company shall pay interest in cash semi-annually in arrears on [March 15] and [September 15] of each year (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from and including the date of original issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [September 15, 2015].5  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at one percentage point in excess of the rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at such higher rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If any payment date with respect to the Notes is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period provided such payment is made on the next succeeding Business Day.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest, if any) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on [March 1] or [September 1] immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. If a Holder of the Notes has given wire transfer instructions to the Company or the Paying Agent at least 10 Business Days before payment is due, the Company shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions to an account in the United States. All other payments on the Notes shall be made at the office or agency of the Paying Agent designated by the Company in the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Payments of interest to the Trustee as

[3]	For Additional Notes, insert the appropriate Interest Payment Date for those Additional Notes.
[4]	Not to be included for Exchange Notes.
[5]	For Additional Notes, insert the appropriate Interest Payment Date for those Additional Notes.

Exhibit A - 6

Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date shall be made by the Company in immediately available funds for receipt by the Trustee no later than 1:00 p.m. New York Time on such Interest Payment Date.  The Company will pay principal of, premium, if any, and interest on, Global Notes held by the Depository or its nominee, in immediately available funds to the Depository or its nominee, as the case may be, as the registered holder of such Global Note.

The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent designated by the Company in the City and State of New York and maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided, that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to an account in the United States to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity (except for purposes of Articles 8 or 11 under the Indenture).

4. Indenture. The Company issued the Notes under an Indenture dated as of March [   ], 2015 (the “Indenture”) by and between the Company, the Subsidiary Guarantor named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein, and provided that if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number.

5. Optional Redemption.  The Notes shall be redeemable at the option of the Company as provided in Article Three of the Indenture.

6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Repurchase at Option of Holders.

(a) Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $2,000 or integral multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase

Exhibit A - 7

(subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

(b) Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Dispositions to the repayment of the Notes and/or Subject Debt.

8. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate (or in the case of Global Notes, the Trustee will select Notes for redemption based on the Depository’s method that most nearly approximates a pro rata selection).

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer taxes or other governmental taxes and fees payable in connection therewith. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

10. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.

12. Defaults. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default of Event of Default (1) in the payment of the principal of, premium, if any, or

Exhibit A - 8

interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. [In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued on the Issue Date shall have all the rights set forth in the Registration Rights Agreement dated as of March [  ], 20156 , among the Company, the Subsidiary Guarantor and the parties named on the signature pages thereof.]7

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be place only on the other identification number placed thereon.

18. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Goodrich Petroleum Corporation

801 Louisiana, Suite 700

Houston, Texas 77002

Facsimile: (713) 780-9254

Attention: Chief Financial Officer

[6]	For Additional Notes, insert the date of the Registration Rights Agreement for those Additional Notes.
[7]	Not to be included for Exchange Notes.

Exhibit A - 9

Exhibit A - 10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Signature:_______________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A - 11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.17 of the Indenture, check the appropriate box below:

[     ] Section 4.13 [     ] Section 4.17

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the

face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A - 12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount Maturity of this Global Note Following such Decrease (or Increase)

Exhibit A - 13

EXHIBIT B-1

FORM OF CERTIFICATE OF TRANSFER

Goodrich Petroleum Corporation

801 Louisiana, Suite 700

Houston, Texas 77002

Facsimile: (713) 780-9254

Attention: Chief Financial Officer

U.S. Bank National Association

5555 San Felipe Street, 11th Floor

EX-TX-WSFH

Houston, Texas 77056

Facsimile No.: (713) 235-9213

Attention: Corporate Trust Services

Re: 8.00% Second Lien Senior Secured Notes due 2018

Reference is hereby made to the Indenture, dated as of March [  ], 2015 (the “Indenture”) among Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantor named therein and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $ in such Note[s] or interests (the “Transfer”), to the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [    ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions

Exhibit B-1 - 1

on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [     ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an investment bank acting as an initial purchaser in connection with the issuance and sale of such Regulation S Temporary Global Note, Regulation S Permanent Global Note or Definitive Note). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [    ] Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) [    ] such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) [  ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

Exhibit B-1 - 2

4. [    ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) [    ] Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [    ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) [    ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

Exhibit B-1 - 3

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:

Exhibit B-1 - 4

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(A) [    ] a beneficial interest in the:

(i) 144A Global Note (CUSIP            ); or

(ii) Regulation S Global Note (CUSIP            ); or

(iii) Institutional Accredited Investor Global Note (CUSIP         ); or

(B) [    ]  a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(A) [    ] a beneficial interest in the:

(iv) 144A Global Note (CUSIP            ); or

(v) Regulation S Global Note (CUSIP            ); or

(vi) Unrestricted Global Note (CUSIP            ); or

(B) [    ] a Restricted Definitive Note; or

(C) [    ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit B-1 - 5

EXHIBIT B-2

FORM OF INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

[Date]

Goodrich Petroleum Corporation

801 Louisiana, Suite 700

Houston, Texas 77002

Facsimile: (713) 780-9254

Attention: Chief Financial Officer

U.S. Bank National Association

5555 San Felipe Street, 11th Floor

EX-TX-WSFH

Houston, Texas 77056

Facsimile No.: (713) 235-9213

Attention: Corporate Trust Services

Attention: Corporate Trust and Escrow Services

Re: 8.00% Second Lien Senior Secured Notes due 2018

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $___________ principal amount of the 8.00% Second Lien Senior Secured Notes due 2018 (the “Securities”) of Goodrich Petroleum Corporation, a Delaware Corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the

Exhibit B-2 - 1

merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (c), (d), (e) or (f) above to require, in the case of clauses (c) and (d), the delivery of certifications and/or other information satisfactory to the Company and the Trustee, and in the case of clauses (e) and (f), an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Exhibit B-2 - 2

Name:

Title:

Dated:

Exhibit B-2 - 3

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Goodrich Petroleum Corporation

801 Louisiana, Suite 700

Houston, Texas 77002

Facsimile: (713) 780-9254

Attention: Chief Financial Officer

U.S. Bank National Association

5555 San Felipe Street, 11th Floor

EX-TX-WSFH

Houston, Texas 77056

Facsimile No.: (713) 235-9213

Attention: Corporate Trust Services

Re: 8.00% Second Lien Senior Secured Notes due 2018

Reference is hereby made to the Indenture, dated as of March [  ], 2015 (the “Indenture”), among Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantor named therein and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) [    ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Exhibit C - 1

Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [    ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) [    ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) [    ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) [    ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

Exhibit C - 2

(b) [     ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, Institutional Accredited Investor Global Note, with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:

Exhibit C - 3

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, dated as of March [  ], 2015 (as supplemented or amended, the “ Indenture ”), among Goodrich Petroleum Corporation, a Delaware corporation (the “ Company ”), the Subsidiary Guarantor named therein and U.S. Bank National Association, as trustee (the “ Trustee ”), and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, and interest, to the extent permitted by law, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[Insert Name of Guarantor]

By:

Name:

Title:

Dated:

Exhibit D - 1

EXHIBIT E

FORM OF GUARANTOR SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY GUARANTORS

GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of _________________, among Goodrich Petroleum Corporation (the “Company”), the Company’s Subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s Subsidiaries listed on Schedule B hereto (each, an “Existing Guarantor”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (as supplemented or amended, the “Indenture”), dated as of March [  ], 2015, providing for the issuance of the Company’s 8.00% Second Lien Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Guarantee. Each New Guarantor hereby guarantees the obligations of the Company under the Indenture and the Notes related thereto pursuant to the terms and conditions of Article Ten of the Indenture, such Article Ten being incorporated by reference herein as if set

Exhibit E - 1

forth at length herein (each such guarantee, a “Guarantee”) and such New Guarantor agrees to be bound as a Subsidiary Guarantor under the Indenture as if it had been an initial signatory thereto; provided, that the New Guarantor can be released from its Guarantee to the same extent as any other Subsidiary Guarantor under the Indenture.

(3) GOVERNING LAW. THIS GUARANTOR SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(4) Counterparts. The parties may sign any number of copies of this Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

GOODRICH PETROLEUM CORPORATION

    a Delaware corporation

By:

Name:

Title:

EACH GUARANTOR LISTED ON

    SCHEDULE A HERETO

By:

Name:

Title:

EACH GUARANTOR LISTED ON

    SCHEDULE B HERETO

Exhibit E - 2

By:

Name:

Title:

U.S. Bank National Association, as Trustee

By:

Authorized Signatory

Exhibit E - 3

Schedule A

Exhibit E - 4

Schedule B

Exhibit E - 5

Exhibit B

Form of Security Agreement

Exhibit B to

Purchase Agreement

SECOND LIEN SECURITY AGREEMENT

made by

each of the Grantors (as defined herein)

in favor of

[____]

as Trustee and Second Lien Collateral Agent

Dated as of March [__], 2015

ARTICLE I  Definitions1

Section 1.01	Definitions1
Section 1.02	Other Definitional Provisions; References3

ARTICLE II  [RESERVED]3

ARTICLE III  Grant of Security Interest3

Section 3.01	Grant of Security Interest3
Section 3.02	Transfer of Pledged Securities4
Section 3.03	Grantors Remains Liable under Accounts, Chattel Paper and Payment Intangibles4

ARTICLE IV  Acknowledgments, Waivers and Consents5

Section 4.01	Acknowledgments, Waivers and Consents5
Section 4.02	No Subrogation, Contribution or Reimbursement7

ARTICLE V  Representations and Warranties8

Section 5.01	[Reserved]8
Section 5.02	Benefit to the Subsidiary Guarantor8
Section 5.03	Solvency8
Section 5.04	Title; No Other Liens8
Section 5.05	Perfected Liens8
Section 5.06	Legal Name, Organizational Status, Chief Executive Office8
Section 5.07	Prior Names, Addresses, Locations of Tangible Assets9
Section 5.08	Pledged Securities9
Section 5.09	Goods9
Section 5.10	Instruments and Chattel Paper9
Section 5.11	Truth of Information; Accounts9
Section 5.12	Governmental Obligors9
Section 5.13	Patents and Trademarks9

ARTICLE VI  Covenants10

Section 6.01	[Reserved]10
Section 6.02	Maintenance of Perfected Security Interest; Further Documentation10
Section 6.03	Maintenance of Records11
Section 6.04	Right of Inspection11
Section 6.05	Further Identification of Collateral11
Section 6.06	Changes in Locations, Name, etc12
Section 6.07	Compliance with Contractual Obligations12
Section 6.08	Limitations on Dispositions of Collateral12
Section 6.09	Pledged Securities12

i

Section 6.10	Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts14
Section 6.11	Analysis of Accounts, Etc14
Section 6.12	Instruments and Tangible Chattel Paper14
Section 6.13	Maintenance of Equipment14
Section 6.14	Patents and Trademarks14
Section 6.15	Commercial Tort Claims16

ARTICLE VII  Remedial Provisions16

Section 7.01	Pledged Securities16
Section 7.02	Collections on Accounts, Etc17
Section 7.03	Proceeds18
Section 7.04	UCC and Other Remedies18
Section 7.05	Private Sales of Pledged Securities19
Section 7.06	Waiver; Deficiency20
Section 7.07	Non-Judicial Enforcement20

ARTICLE VIII  The Collateral Agent20

Section 8.01	Collateral Agent’s Appointment as Attorney-in-Fact, Etc20
Section 8.02	Duty of Collateral Agent22
Section 8.03	Execution of Financing Statements23
Section 8.04	Authority of Collateral Agent23

ARTICLE IX  Subordination of Indebtedness23

Section 9.01	Subordination of All Grantor Claims23
Section 9.02	Claims in Bankruptcy23
Section 9.03	Payments Held in Trust24
Section 9.04	Liens Subordinate24
Section 9.05	Notation of Records24

ARTICLE X  Miscellaneous24

Section 10.01	Waiver24
Section 10.02	Notices25
Section 10.03	Payment of Expenses, Indemnities, Etc25
Section 10.04	Amendments in Writing25
Section 10.05	Successors and Assigns25
Section 10.06	Invalidity26
Section 10.07	Counterparts26
Section 10.08	Survival26
Section 10.09	Captions26
Section 10.10	No Oral Agreement26
Section 10.11	Governing Law; Waiver of Jury Trial; etc26
Section 10.12	Acknowledgments27
Section 10.13	Additional Grantors28

ii

Section 10.14	Set-Off28
Section 10.15	Releases28
Section 10.16	Reinstatement29
Section 10.17	Acceptance29
Section 10.18	Intercreditor Agreement29

SCHEDULES:

1.	Notice Addresses of Grantors
2.	Description of Pledged Securities
3.	Filings and Other Actions Required to Perfect Security Interests
4.	Legal Name, Location of Jurisdiction of Organization, Organizational Identification Number, Taxpayor Identification Number and Chief Executive Office
5.	Prior Names, Prior Chief Executive Office, Location of Tangible Assets
6.	Patents and Patent Licenses
7.	Trademarks and Trademark Licenses

ANNEX:

1.	Form of Assumption Agreement

iii

This SECOND LIEN SECURITY AGREEMENT, dated as of March [__], 2015, is made by GOODRICH PETROLEUM CORPORATION, a Delaware corporation (the “Issuer”), and each of the other signatories hereto other than the Collateral Agent (the Issuer and each of the other signatories hereto other than the Collateral Agent, the “Grantors”), in favor of [___], as Trustee and Second Lien Collateral Agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), for the benefit of itself and the Holders.

WHEREAS, the Issuer and the Collateral Agent are parties to that certain Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued $100,000,000 of its [8.0]% second lien senior secured notes due 2018 (the “Initial Notes”) and may issue additional notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”);

WHEREAS, the Collateral Agent, Wells Fargo Bank, National Association, as administrative agent for the First Lien Lenders (the “First Lien Agent”), the Issuer, and the other persons party thereto from time to time have entered into that certain Intercreditor Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”);

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent to enter into the Indenture and the Holders to purchase the Notes, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Holders, as follows:

ARTICLE I
Definitions

Section 1.01Definitions.

(a)As used in this Agreement, each term defined above shall have the meaning indicated above.  Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms as well as all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined:  Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Supporting Obligations, and Tangible Chattel Paper.

(b)The following terms shall have the following meanings:

“Account Debtor” shall mean a Person (other than any Grantor) obligated on an Account, Chattel Paper, or General Intangible.

“Agreement” shall mean this Second Lien Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral” shall have the meaning assigned such term in Section 3.01.

“Obligations” shall mean, collectively, all Indebtedness, liabilities and obligations of the Issuer and each other Grantor to the Holders and the Collateral Agent in respect of the Indenture and the Notes, due or to become due, now existing or hereafter arising, whether direct or indirect, absolute or contingent, which may arise under, out of, or in connection with the Notes and the Indenture and all other agreements, guarantees, notes and other documents entered into by any party in connection therewith, and any amendment, restatement or modification of any of the foregoing, including, but not limited to, the full and punctual payment when due of any unpaid principal of the Notes, interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reimbursement obligations, guaranty obligations, penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise.

“Patents” shall mean: (i) all letters patent of the United States and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 6 hereto, and (ii) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country, including, without limitation, any thereof referred to in Schedule 6 hereto.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 6 hereto.

“Pledged Entity” shall mean, collectively, each issuer of a Pledged Security.

“Pledged Securities” shall mean: (i) the equity interests described or referred to in Schedule 2; and (ii) (a) the certificates or instruments, if any, representing such equity interests, (b) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests, (c) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (d) the proceeds, interest, profits and other income of or on any of the property referred to in this definition and (e) all books and records relating to any of the property referred to in this definition.

“Secured Parties” shall mean, collectively, the Collateral Agent and the Holders.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trademarks” shall mean:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 7 hereto, and (ii) all renewals thereof.

“Trademark License” shall mean any agreement, written or oral, providing for the grant by any Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 7 hereto.

“UCC” shall mean the Uniform Commercial Code, as it may be amended, from time to time in effect in the State of New York.

Section 1.02Other Definitional Provisions; References.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The gender of all words shall include the masculine, feminine, and neuter, as appropriate.  The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.  Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein.  Any reference herein to an exhibit, schedule or annex shall be deemed to refer to the applicable exhibit, schedule or annex attached hereto unless otherwise stated herein.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II
[RESERVED]

ARTICLE III
Grant of Security Interest

Section 3.01Grant of Security Interest.  Each Grantor hereby pledges, assigns and transfers to the Collateral Agent, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(1)	all Accounts;
(2)	all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);
(3)	all Commercial Tort Claims;
(4)	all Deposit Accounts other than payroll, withholding tax and other fiduciary Deposit Accounts;
(5)	all Documents;

(6)	all General Intangibles;
(7)	all Goods (including, without limitation, all Inventory and all Equipment, but excluding all Fixtures);
(8)	all Instruments;
(9)	all Investment Property;
(10)	all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing;
(11)	all Patents;
(12)	all Patent Licenses;
(13)	all Pledged Securities;
(14)	all Supporting Obligations;
(15)	all Trademarks;
(16)	all books and records pertaining to the Collateral; and
(17)

to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing.

Section 3.02Transfer of Pledged Securities.  Subject to the terms of the Intercreditor Agreement, all certificates and instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Collateral Agent or a Person designated by the Collateral Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Collateral Agent or in blank by an effective indorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Collateral Agent.  Notwithstanding the preceding sentence, all Pledged Securities must be delivered or transferred in such manner, and each Grantor shall take all such further action as may be requested by the Collateral Agent, as to permit the Collateral Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Collateral Agent otherwise qualifies as a protected purchaser).

Section 3.03Grantors Remains Liable under Accounts, Chattel Paper and Payment Intangibles.  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible.  Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible, pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE IV
Acknowledgments, Waivers and Consents

Section 4.01Acknowledgments, Waivers and Consents.

(a)Each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for the obligations of Persons other than such Grantor and that such Grantor’s provision of collateral security for the Obligations are absolute, irrevocable and unconditional under any and all circumstances.  In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided herein and in the Indenture, that each Grantor shall remain obligated hereunder (including, without limitation, with respect to the collateral security provided by such Grantor herein) and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Collateral Agent and the other Secured Parties under this Agreement and the Indenture shall not be affected, limited, reduced, discharged or terminated in any way:

(i)notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party and any of the Obligations continued;  the Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Collateral Agent or any other Secured Party; the Indenture, the Notes and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or the requisite Holders may deem advisable from time to time in accordance with Article Nine of the Indenture;  the Issuer, any Grantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, the Indenture, all or any part of the Obligations or any Collateral now or in the future serving as security for the Obligations;  any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released by the Collateral Agent or any other Secured Party; and  any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)without regard to, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, the illegality, invalidity or unenforceability of the Indenture, the Notes, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party,  any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Collateral Agent or any other Secured Party, the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Obligations or the failure of the Collateral Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of the any Grantor, or any changes in the shareholders of any Grantor;  the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations;  any failure of the Collateral Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or the Indenture;  any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;  the possibility that the Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or any other circumstance or act whatsoever, including any action or omission of the type described in Section 4.01(a)(i) (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Issuer for the Obligations, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)Each Grantor hereby waives to the extent permitted by law:  (i) except as expressly provided otherwise in the Indenture, all notices to such Grantor, or to any other Person, including but not limited to, notices of the acceptance of this Agreement, the provision of collateral security provided herein, or the creation, renewal, extension, modification, accrual of any Obligations, or notice of or proof of reliance by the Collateral Agent or upon the collateral security provided herein, or of default in the payment or performance of any of the Obligations owed to the Collateral Agent or any other Secured Party and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the collateral security provided herein and no notice of creation of the Obligations or any extension of credit already or hereafter contracted by or extended to the Issuer need be given to any Grantor; and all dealings between the Issuer and any of the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Obligations, the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Issuer, any other Grantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Issuer, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Issuer, any Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.  Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or any property subject thereto.

Section 4.02No Subrogation, Contribution or Reimbursement.  Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Collateral Agent or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Issuer or any other Grantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Issuer or any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases, and agrees not to exercise any and all such rights of subrogation, reimbursement, indemnity and contribution.  Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against the Issuer, any other Grantor or against any collateral or security or guarantee or right of offset held by the Collateral Agent or any other Secured Party shall be junior and subordinate to any rights the Collateral Agent and the other Secured Parties may have against the Issuer and such Grantor and to all right, title and interest the Collateral Agent and the other Secured Parties may have in any collateral or security or guarantee or right of offset.  The Collateral Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.

ARTICLE V
Representations and Warranties

To induce the Collateral Agent to enter into this Agreement and to induce Holders to purchase the Notes, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

Section 5.01[Reserved].

Section 5.02Benefit to the Subsidiary Guarantor.  The Issuer is a member of an affiliated group of companies that includes each Subsidiary Guarantor, and the Issuer and the Subsidiary Guarantors are engaged in related businesses.  Each Subsidiary Guarantor is a direct or indirect Subsidiary of the Issuer and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Subsidiary Guarantor and the Issuer.

Section 5.03Solvency.  Such Grantor (i) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement, (ii) is not engaged in a business or a transaction, or about to engage in a business or a transaction, for which any Property or assets remaining with it constitute unreasonably small capital, and (iii) does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

Section 5.04Title; No Other Liens.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Grantor is the legal and beneficial owner of its respective items of the Collateral free and clear of any and all Liens.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement, or as are filed to secure Liens permitted by Section 4.11 of the Indenture.

Section 5.05Perfected Liens.  The security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for (A) Liens created by First Lien Security Instruments and (B) Permitted Liens which have priority over the Liens on the Collateral by operation of law.

Section 5.06Legal Name, Organizational Status, Chief Executive Office.  On the date hereof, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization,

organizational number, taxpayer identification number and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.

Section 5.07Prior Names, Addresses, Locations of Tangible Assets.

Schedule 5 correctly sets forth (i) all names and trade names that such Grantor has used in the last five years and (ii) the chief executive office of such Grantor over the last five years (if different from that which is set forth in Section 5.06 above).

Section 5.08Pledged Securities.  The shares (or such other interests) of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares (or such other interests) of all classes of the capital stock or other equity interests of each Pledged Entity owned by such Grantor.  All the shares (or such other interests) of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens except Permitted Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

Section 5.09Goods.  No portion of the Collateral constituting Goods is in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.

Section 5.10Instruments and Chattel Paper.  Such Grantor has delivered to the Collateral Agent (or to the First Lien Agent pursuant to the terms of the Intercreditor Agreement) all Collateral constituting Instruments and Chattel Paper.  No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the First Lien Agent or Collateral Agent, and the grant of a security interest in such Collateral in favor of the Collateral Agent hereunder does not violate the rights of any other Person as a secured party.

Section 5.11Truth of Information; Accounts.  All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Collateral Agent or any other Secured Party, and all other written information heretofore or hereafter furnished by such Grantor to the Collateral Agent or any other Secured Party is and will be true and correct in all material respects as of the date furnished.  The amount represented by such Grantor to the Collateral Agent and the Lenders from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts, Chattel Paper and Payment Intangibles will at such time be the correct amount actually owing by such Account Debtor or Account Debtors thereunder.  The place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles 801 Louisiana, Suite 700, Houston, Texas 77002.

Section 5.12Governmental Obligors.  None of the Account Debtors on such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.

Section 5.13Patents and Trademarks.  Schedule 6 hereto includes all Patents and Patent Licenses owned by such Grantor in its own name as of the date hereof.  Schedule 7 hereto includes all Trademarks and Trademark Licenses owned by such Grantor in its own name as of the date hereof.  To the best of each such Grantor’s knowledge, each Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned.  Except as set forth in either such Schedule, none of such Patents and Trademarks is the subject of any licensing or franchise agreement.  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent or Trademark.  No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

ARTICLE VI
Covenants

Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full:

Section 6.01[Reserved].

Section 6.02Maintenance of Perfected Security Interest; Further Documentation.

(a)Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.05 and shall defend such security interest against the claims and demands of all Persons whomsoever except for Permitted Liens.

(b)Subject to the terms of the Intercreditor Agreement, at any time and from time to time, upon the request of the Collateral Agent or any other Secured Party, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Collateral Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Collateral Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c)Without limiting the obligations of the Grantors under Section 6.02(b), but subject in each case to the terms of the Intercreditor Agreement: (i) upon the request of the Collateral Agent or any other Secured Party, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Collateral Agent or any Lender) requested by the Collateral Agent to cause the Collateral Agent to  have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property (including the Pledged Securities), or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance satisfactory to the Collateral Agent, with securities intermediaries, issuers or other Persons in order to establish “control”, and each Grantor shall promptly notify the Collateral Agent and the other Secured Parties of such Grantor’s acquisition of any such Collateral, and  be a “protected purchaser” (as defined in Section 8-303 of the UCC); (ii) with respect to Collateral other than certificated securities and goods covered by a document in the possession of a Person other than such Grantor or the Collateral Agent, such Grantor shall obtain written acknowledgment that such Person holds possession for the Collateral Agent’s benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to the Collateral Agent and the other Secured Parties of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Collateral Agent or any other Secured Party) necessary or requested by the Collateral Agent to cause the Collateral Agent to have a perfected security interest in such Collateral under applicable law.

(d)This Section 6.02 and the obligations imposed on each Grantor by this Section 6.02 shall be interpreted as broadly as possible in favor of the Collateral Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 6.03Maintenance of Records.  Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts.  For the Collateral Agent’s and the other Secured Parties’ further security, the Collateral Agent, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor’s books and records pertaining to the Collateral, and such Grantor shall turn over any such books and records to the Collateral Agent or to its representatives during normal business hours at the request of the Collateral Agent and shall provide such clerical and other assistance as may be reasonably requested with regard thereto.

Section 6.04Right of Inspection.  The Collateral Agent and the other Secured Parties and their respective representatives shall at all times have full and free access during normal business hours to all the books, correspondence and records of such Grantor, and the Collateral Agent and the other Secured Parties and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof and shall at all times also have the right to enter into and upon any premises where any of the Collateral (including, without limitation, Inventory or Equipment) is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein, and such Grantor agrees to render to the Collateral Agent and the other Secured Parties and their respective representatives, at such Grantor’s sole cost and expense, such clerical and other assistance as may be reasonably requested with regard to any of the foregoing.

Section 6.05Further Identification of Collateral.  Such Grantor will furnish to the Collateral Agent and the Holders from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 6.06Changes in Locations, Name, etc.  Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor maintains any Collateral or is organized.  Without limitation of any other covenant herein, such Grantor will not cause or permit (i) any change to be made in its name, identity or corporate structure or (ii) any change to  the identity of any warehouseman, common carrier, other third-party transporter, bailee or any agent or processor in possession or control of any Collateral or (iii) such Grantor’s jurisdiction of organization or (iv) the location of any Collateral, unless such Grantor shall have first (1) notified the Collateral Agent and the other Secured Parties of such change at least thirty (30) days prior to the effective date of such change, and (2) taken all action reasonably requested by the Collateral Agent or any other Secured Party for the purpose of maintaining the perfection and priority of the Collateral Agent’s security interests under this Agreement.  In any notice furnished pursuant to this Section 6.06, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Collateral Agent’s security interest in the Collateral.

Section 6.07Compliance with Contractual Obligations.  Such Grantor will perform and comply in all material respects with all its contractual obligations relating to the Collateral (including, without limitation, with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each Account).

Section 6.08Limitations on Dispositions of Collateral.  The Collateral Agent and the other Secured Parties do not authorize, and such Grantor agrees not to sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except to the extent not prohibited by the Indenture.

Section 6.09Pledged Securities.

(a)Subject to the terms of the Intercreditor Agreement, if such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the capital stock or other equity interests of any Pledged Entity, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Collateral Agent covering such certificate or instrument duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(b)Subject in each case to the Intercreditor Agreement, without the prior written consent of the Collateral Agent, such Grantor will not (i) unless otherwise permitted hereby, vote to enable, or take any other action to permit, any Pledged Entity to issue any stock or other equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any stock or other equity interests of any nature of any Pledged Entity, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture), (iii) create, incur or permit to exist any Lien except for Permitted Liens or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or the First Lien Security Instruments or (iv) enter into any agreement (other than this Agreement and the First Lien Security Instruments) or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)In the case of each Grantor which is a Pledged Entity, such Pledged Entity agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 6.09 with respect to the Pledged Securities issued by it and (iii) the terms of Section 7.01(c) and Section 7.05 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.01(c) or Section 7.05 with respect to the Pledged Securities issued by it.

(d)Subject to the Intercreditor Agreement, such Grantor shall furnish to the Collateral Agent such stock powers and other equivalent instruments of transfer as may be required by the Collateral Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Collateral Agent.

(e)The Pledged Securities will at all times constitute not less than 100% of the capital stock or other equity interests of the Pledged Entity owned by any Grantor.  Each Grantor will not permit any applicable Pledged Entity to issue any new shares (or other interests) of any class of capital stock or other equity interests of such Pledged Entity without the prior written consent of the Collateral Agent.

(f)Each Grantor shall not agree to any amendment of a partnership agreement, LLC agreement or other organizational document relating to any Pledged Security that in any way adversely affects the perfection of the security interest of the Collateral Agent in the Pledged Securities, including any amendment electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC.  In the event of a foreclosure or a taking of Pledged Securities consisting of partnership interests or membership interests in lieu of foreclosure pursuant to any collateral document executed in connection with the Indenture (including this Agreement), subject to the terms of the Intercreditor Agreement, the Collateral Agent or its assignee or transferee, at any of their option, will, without any further action or consent, become a member or partner upon the exercise of such option by the Collateral Agent, its assignee or transferee, having all of the rights, powers and privileges of a member or partner with respect to such equity interest, including, without limitation, the right to participate in the management of the business, to vote such equity interest and to receive distributions hereunder.

Section 6.10Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts.

Such Grantor will not (i) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible in any manner which could reasonably be expected to materially adversely affect the value of such Chattel Paper, Instrument, Payment Intangible or Account as Collateral, or (ii) fail to exercise promptly and diligently each and every material right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible (other than any right of termination).  Such Grantor shall deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible.

Section 6.11Analysis of Accounts, Etc.  Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have the right from time to time to make test verifications of the Accounts, Chattel Paper and Payment Intangibles in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor’s sole cost and expense, shall furnish all such assistance and information as the Collateral Agent may require in connection therewith.  At any time and from time to time, upon the Collateral Agent’s request and at the expense of each Grantor, such Grantor shall furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, Chattel Paper and Payment Intangibles, and all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, Chattel Paper and Payment Intangibles, including, without limitation, all original orders, invoices and shipping receipts.

Section 6.12Instruments and Tangible Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, such Instrument or Tangible Chattel Paper shall be immediately delivered to the Collateral Agent (or pursuant to the First Lien Agent pursuant to the terms of the Intercreditor Agreement), duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

Section 6.13Maintenance of Equipment.  Such Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

Section 6.14Patents and Trademarks.

(a)Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is of negligible economic value to it, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(b)Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

(c)Such Grantor will notify the Collateral Agent and the other Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor’s ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

(d)Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent and the other Secured Parties within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Collateral Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in any Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

(e)Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(f)In the event that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Collateral Agent and the other Secured Parties after it learns thereof and shall, unless such Grantor shall reasonably determine that such Patent or Trademark is of negligible economic value to such Grantor which determination such Grantor shall promptly report to the Collateral Agent and the other Secured Parties, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

Section 6.15Commercial Tort Claims.  If such Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, such Grantor shall, within thirty (30) days after such Commercial Tort Claim satisfies such requirements, notify the Collateral Agent and the other Secured Parties in a writing signed by such Grantor containing a brief description thereof, and granting to the Collateral Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent and the other Secured Parties.  The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements:  (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $5,000,000, and either (ii)  such Grantor shall have filed a law suit or counterclaim or otherwise commenced legal proceedings (including, without limitation, arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or  such Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim.  In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then, upon the request of the Collateral Agent, the relevant Grantor shall, within thirty (30) days after such request is made, transmit to the Collateral Agent and the other Secured Parties a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to the Collateral Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent and the other Secured Parties.

ARTICLE VII
Remedial Provisions

Section 7.01Pledged Securities.

(a)Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 7.01(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Pledged Entity, to the extent permitted in the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Securities.

(b)If an Event of Default shall occur and be continuing, then at any time in the Collateral Agent’s discretion without notice but in each case subject to the terms of the Intercreditor Agreement, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with Section 6.10 of the Indenture, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Pledged Entity or Pledged Entities or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Pledged Entity, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)Each Grantor hereby authorizes and instructs each Pledged Entity of any Pledged Securities pledged by such Grantor hereunder (and each Pledged Entity party hereto hereby agrees) to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of the Intercreditor Agreement and this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Pledged Entity shall be fully protected in so complying, and (ii) unless otherwise expressly prohibited by the Intercreditor Agreement, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

(d)After the occurrence and during the continuation of an Event of Default, if any Pledged Entity is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Pledged Entity shall cease, and all such rights shall thereupon become vested in the Collateral Agent who, subject to the Intercreditor Agreement, shall thereupon have the sole right to exercise such voting and other consensual rights, but the Collateral Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 7.02Collections on Accounts, Etc.  The Collateral Agent hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles subject to the Collateral Agent’s direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default but subject to the terms of the Intercreditor Agreement, each Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Collateral Agent for the ratable benefit of the

Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.  The Collateral Agent may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Accounts, Chattel Paper or Payment Intangibles.

Section 7.03Proceeds.  If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default (but subject to the terms of the Intercreditor Agreement), any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a special collateral account maintained by the Collateral Agent, subject to withdrawal by the Collateral Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Collateral Agent for the ratable benefit of the Secured Parties, segregated from other funds of any such Grantor.  Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments) while held by the Collateral Agent (or by any Grantor in trust for the Collateral Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided.  At such intervals as may be agreed upon by each Grantor and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.

Section 7.04UCC and Other Remedies.

(a)If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the Indenture and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  Any such sale or transfer by the Collateral Agent either to itself or to any other Person shall be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted.  Upon any such sale or transfer, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.04, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 6.10 of the Indenture, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(b)In the event that the Collateral Agent elects not to sell the Collateral, the Collateral Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  The Collateral Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 7.05Private Sales of Pledged Securities.  Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Pledged Entity thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledged Entity would agree to do so.  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.05 valid and binding and in compliance with any and all other applicable Governmental Requirements.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.05 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.05 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

Section 7.06Waiver; Deficiency.  Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

Section 7.07Non-Judicial Enforcement.  The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

ARTICLE VIII
The Collateral Agent

Section 8.01Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

(a)Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following subject to the terms of the Intercreditor Agreement:

(i)unless being disputed, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii)execute, in connection with any sale provided for in Section 7.04 or Section 7.05, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or  General Intangible or with respect to any other Collateral whenever payable;  ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;  sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;  receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and to execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor;  commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;  defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;  settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;  assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and  generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 8.01(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.01(a) unless an Event of Default shall have occurred and be continuing.

(b)If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.01, together with interest thereon from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.02Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  To the fullest extent permitted by applicable law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or any other Secured Party now has or may hereafter have against each Grantor, any Grantor or other Person.

Section 8.03Execution of Financing Statements.  Pursuant to the UCC and any other applicable law, each Grantor authorizes the Collateral Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  Additionally, each Grantor authorizes the Collateral Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 8.04Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IX
Subordination of Indebtedness

Section 9.01Subordination of All Grantor Claims.  As used herein, the term “Grantor Claims” shall mean all debts and obligations of the Issuer or any other Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

Section 9.02Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Collateral Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims.  Each Grantor hereby assigns such dividends and payments to the Collateral Agent for the benefit of the Secured Parties for application against the Obligations as provided under Section 6.10 of the Indenture.  Should any agent or Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Grantor Claims, then upon payment in full of the Obligations, the intended recipient shall become subrogated to the rights of the Collateral Agent and the other Secured Parties to the extent that such payments to the Collateral Agent and the other Secured Parties on the Grantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Collateral Agent and the other Secured Parties had not received dividends or payments upon the Grantor Claims.

Section 9.03Payments Held in Trust.  In the event that notwithstanding Section 9.01 and Section 9.02, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Collateral Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Collateral Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Collateral Agent.

Section 9.04Liens Subordinate.  Each Grantor agrees that, until the Obligations are paid in full, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Grantor, the Collateral Agent or any other Secured Party presently exist or are hereafter created or attach.  Without the prior written consent of the Collateral Agent, no Grantor, during the period in which any of the Obligations are outstanding, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 9.05Notation of Records.  Upon the request of the Collateral Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE X
Miscellaneous

Section 10.01Waiver.  No failure on the part of the Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under the Indenture or any other documented executed in connection therewith shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under the Indenture or any other documented executed in connection therewith preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  The exercise by the Collateral Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 10.02Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.02 of the Indenture.

Section 10.03Payment of Expenses, Indemnities, Etc.

(a)Each Grantor agrees to pay or promptly reimburse the Collateral Agent and each other Secured Party for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Collateral Agent or any other Secured Party under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor or otherwise enforcing or preserving any rights under this Agreement, the Indenture and the Notes.

(b)Each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to, the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance and administration of this Agreement, to the extent the Issuer would be required to do so pursuant to Section 7.07(b) of the Indenture.  All amounts for which any Grantor is liable pursuant to this Section 10.03 shall be due and payable by such Grantor to the Secured Parties upon demand.

Section 10.04Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture.

Section 10.05Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and the Lenders.

Section 10.06Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in the Indenture shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the Indenture.

Section 10.07Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 10.08Survival.  The obligations of the parties under Section 10.03 shall survive the repayment of the Notes.  To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each security instrument shall continue in full force and effect.  In such event, each security instrument shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Collateral Agent and the other Secured Parties to effect such reinstatement.

Section 10.09Captions.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 10.10No Oral Agreement.  The Indenture, the Notes, this Agreement and the other documents executed in connection therewith embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof.  The Indenture, the Notes, this Agreement and the other documents executed in connection therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 10.11Governing Law; Waiver of Jury Trial; etc.

(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)Any legal action or proceeding with respect to this Agreement, the Indenture and the Notes shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and each of the Holders, the Collateral Agent and the Grantors hereby accepts for itself and (to the extent permitted by law) in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each of the Holders, the Collateral Agent and the Grantors hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  This submission to jurisdiction is non-exclusive and does not preclude the Collateral Agent or any Holder from obtaining jurisdiction over such Grantor in any court otherwise having jurisdiction.

(c)Each of the Holders, the Collateral Agent and the Grantors irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Person at the address specified in this Agreement or the Indenture, as applicable, such service to become effective thirty (30) days after such mailing.  Nothing herein shall affect the right of the Collateral Agent or any Holder or Grantor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against such Grantor in any other jurisdiction.

(d)Each Grantor and each Holder hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement, the Notes or the Indenture and for any counterclaim therein; (ii) irrevocably waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certify that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledge that it has been induced to enter into this Agreement, the Notes, the Indenture and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 10.11.

Section 10.12Acknowledgments.  Each Grantor hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Indenture and the Notes;

(b)neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Indenture or the Notes, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)no joint venture is created hereby or by the Indenture or the Notes or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Holders.

(d)Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the security instruments and agrees that it is charged with notice and knowledge of the terms of this Agreement; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement; and has received the advice of its attorney in entering into this Agreement; and that it recognizes that certain of the terms of this Agreement result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

(e)Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Issuer, any other Grantor, the Secured Parties or any other Person or against any collateral.  If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 10.13Additional Grantors.  Each Subsidiary of the Issuer that is required to become a party to this Agreement pursuant to Section 11.03 of the Indenture and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

Section 10.14Set-Off.  Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with the Collateral Agent), at its option, to offset balances held by it or by any of its Affiliates for account of any Grantor or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Secured Party’s Notes, or any other amount due and payable to such Secured Party hereunder, which is not paid when due (regardless of whether such balances are then due to such Person), in which case it shall promptly notify the Issuer and the Collateral Agent thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 10.15Releases.

(a)Release Upon Payment in Full.  The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Collateral Agent has (i) retransferred and delivered all Collateral in its possession to the Grantors, and (ii) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby.  Upon the complete payment of the Obligations and the compliance by the Grantors with all covenants and agreements hereof, the Collateral Agent, at the written request and expense of the Issuer, will promptly release, reassign and transfer the Collateral to the Grantors and declare this Agreement to be of no further force or effect.

(b)Further Assurances.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction not prohibited by the Indenture, then the

Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the capital stock of such Grantor.  At the request and sole expense of the Issuer, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction not prohibited by the Indenture; provided that the Collateral shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Issuer stating that such transaction is in compliance with the Indenture.

(c)Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Collateral Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Collateral Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 10.15(a).

Section 10.16Reinstatement.  The obligations of each Grantor under this Agreement (including, without limitation, with respect to the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuer or any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.17Acceptance.  Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Collateral Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Agent.

Section 10.18Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Second Lien Security Agreement to be duly executed and delivered as of the date first above written.

ISSUER:GOODRICH PETROLEUM CORPORATION

By:

Name:Jan L. Schott

Title:	Senior Vice President and Chief Financial Officer

SUBSIDIARY GUARANTOR:GOODRICH PETROLEUM COMPANY, L.L.C

By:

Name:Michael J. Killelea

Title:	Senior Vice President, General Counsel and Corporate Secretary

SIGNATURE PAGE

SECOND LIEN SECURITY AGREEMENT

Acknowledged and Agreed to as

of the date hereof by:

COLLATERAL AGENT:	[______]

By: __________________________________

SIGNATURE PAGE

SECOND LIEN SECURITY AGREEMENT

Schedule 1

NOTICE ADDRESSES OF GRANTORS

1.Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company

Notice Address:801 Louisiana Street, Suite 700, Houston, TX 77002

Attention:	Jan Schott, Senior Vice President and Chief Financial Officer

Telecopy Number: (832) 389-5396

2.Goodrich Petroleum Corporation, a Delaware corporation

Notice Address:801 Louisiana Street, Suite 700, Houston, TX 77002

Attention:	Jan Schott, Senior Vice President and Chief Financial Officer

Telecopy Number: (832) 389-5396

Schedule 1 - 1

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledged Securities:

Owner	Pledged Entity	Class of Stock or other Equity Interest	No. of Shares	Certificated or Uncertificated
Goodrich Petroleum Corporation	Goodrich Petroleum Company, L.L.C.	Series A Common Units	1,000,000	Certificated

Schedule 2 - 1

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

1.	UCC-1 Filing in the name of Goodrich Petroleum Company, L.L.C. in the office of the Louisiana Secretary of State
2.	UCC-1 Filing in the name of Goodrich Petroleum Corporation in the office of the Delaware Secretary of State

Delivery to First Lien Agent of Pledged Securities

1.	Goodrich Petroleum Company, L.L.C., limited liability company membership interest; certificate number: 001

Schedule 3 - 1

Schedule 4

CORRECT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER, TAXPAYER IDENTIFICATION NUMBER AND CHIEF EXECUTIVE OFFICE

1.Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company

Organizational Identification Number: LA34719938K

Taxpayer Identification Number: 76-0117273

Chief Executive Office:  801 Louisiana Street, Suite 700, Houston, TX 77002

2.Goodrich Petroleum Corporation, a Delaware corporation

Organizational Identification Number: DE2675735

Taxpayer Identification Number: 76-0466193

Chief Executive Office:  801 Louisiana Street, Suite 700, Houston, TX 77002

Schedule 4 - 1

Schedule 5

PRIOR NAMES AND PRIOR CHIEF EXECUTIVE OFFICE

Prior Names

None

Prior Chief Executive Office

808 Travis Street, Suite 1320, Houston, TX  77002

Schedule 5 - 1

Schedule 6

Patents and Patent Licenses

NONE

Schedule 6- 1

Schedule 7

TRADEMARKS AND TRADEMARK LICENSES

NONE

Schedule 7- 1

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Second Lien Security Agreement dated as of March [__], 2015 (the “Agreement”), made by the Grantors parties thereto for the benefit of [____], as Collateral Agent.  The undersigned agrees for the benefit of the Collateral Agent and the Holders as follows:

1.The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.The terms of Section 7.01(c) and Section 7.05 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.01(c) and Section 7.05 of the Agreement.

[NAME OF ISSUER]

By:

Title:

Address for Notices:

Fax:

*This consent is necessary only with respect to any Pledged Entity which is not also a Grantor.  This consent may be modified or eliminated with respect to any Pledged Entity that is not controlled by a Grantor.

Acknowledgment and Consent

Annex I

Assumption Agreement

ASSUMPTION AGREEMENT, dated as of ________________, 201__, made by ______________________________, a ______________ corporation (the “Additional Grantor”), in favor of [____], as collateral agent (in such capacity, the “Collateral Agent”) for the holders (the “Holders”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, GOODRICH PETROLEUM CORPORATION (the “Issuer”) and the Collateral Agent have entered into an Indenture, dated as of March [__], 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Issuer and certain of its Subsidiaries have entered into the Second Lien Security Agreement, dated as of March [__], 2015 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”) in favor of the Collateral Agent for the benefit of the Holders;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Second Lien Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Second Lien Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.Second Lien Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 11.03 of the Indenture, hereby becomes a party to the Second Lien Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly grants to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Second Lien Security Agreement), a security interest in all Collateral owned by such Additional Grantor to secure all of such Additional Grantor’s obligations and liabilities thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 7 to the Second Lien Security Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Second Lien Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit C to

Purchase Agreement

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:

Title:

Exhibit C to

Purchase Agreement

Exhibit C

Form of Warrant Agreement

Exhibit C to

Purchase Agreement

Goodrich Petroleum Corporation

and

American Stock Transfer & Trust Company,

as Warrant Agent

_____________________________________

Form of

Warrant Agreement

Dated as of March [__], 2015

Warrants to Purchase
4,884,000 Shares of Common Stock

_____________________________________

1

Page

Article 1
Definitions

Section 1.01. Definitions	1
Section 1.02. Rules of Construction	4

Article 2
Appointment Of Warrant Agent

Section 2.01. Appointment Of Warrant Agent	5

Article 3
The Warrants

Section 3.01. Form And Dating; Legends	5
Section 3.02. Execution and Countersignature	6
Section 3.03. Warrant Registrar And Countersignature Agent	6
Section 3.04. Replacement Warrants	7
Section 3.05. Outstanding Warrants	7
Section 3.06. Temporary Warrants	7
Section 3.07. Cancellation	8
Section 3.08. CUSIP Numbers	8
Section 3.09. Registration, Transfer And Exchange	8
Section 3.10. Restrictions On Transfer And Exchange	10

Article 4
Separation Of Warrants; Terms Of Warrants; Exercise Of Warrants

Section 4.01. Separation Of Warrants; Terms Of Warrants; Exercise Of Warrants	12

Article 5
Covenants of the Company

Section 5.01. Maintenance Of Office Or Agency	14
Section 5.02. Payment Of Taxes	14
Section 5.03. Reports	14
Section 5.04. Reservation Of Warrant Shares	15
Section 5.05. Obtaining Stock Exchange Listings	16

Article 6
Adjustment Of Exercise Price And Number Of Warrant Shares Issuable

Section 6.01. Adjustment Of Exercise Price And Number Of Warrant Shares Issuable	16
Section 6.02. Fractional Interests	20
Section 6.03. Notices To Warrant Holders	21
Section 6.04. No Rights As Stockholders	22

Article 7
Warrant Agent

Section 7.01. Warrant Agent	22
Section 7.02. Compensation; Indemnity	23
Section 7.03. Individual Rights Of Warrant Agent	24
Section 7.04. Replacement of Warrant Agent	24
Section 7.05. Successor Warrant Agent By Merger	25
Section 7.06. Eligibility	25
Section 7.07. Holder Lists	25

Article 8
Miscellaneous

Section 8.01. Warrantholder Actions	25
Section 8.02. Notices	26
Section 8.03. Supplements And Amendments	27
Section 8.04. Governing Law	28
Section 8.05. No Adverse Interpretation of Other Agreements	28
Section 8.06. Successors	28
Section 8.07. Duplicate Originals	28
Section 8.08. Separability	28
Section 8.09. Table of Contents and Headings	28
Section 8.10. Benefits Of This Agreement	29

Exhibits

Exhibit AForm of Warrant

Exhibit BRestricted Legend

Exhibit CDTC Legend

Exhibit DRegulation S Certificate

Exhibit ERule 144A Certificate

Exhibit FInstitutional Accredited Investor Certificate

Exhibit GUnit Legend

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WARRANT AGREEMENT, dated as of March [__], 2015, between Goodrich Petroleum Corporation, a Delaware corporation (as further defined below, the “Company”), and American Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”).

WHEREAS, the Company proposes to issue warrants (the “Warrants”) to initially purchase up to an aggregate of 4,884,000 shares of Common Stock, par value $0.20 per share (the “Common Stock”), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”), in connection with the offering by the Company of Units (the “Units”), each consisting of $1,000 principal amount at maturity of the Company’s 8.00% Second Lien Senior Secured Notes due 2018 (the “Notes”) and one Warrant.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of the Warrants and other matters as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01.  Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar or Countersignature Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Warrant Agent is located are authorized by law to close.

“Certificated Warrant” means a Warrant in registered individual form.

“Commission” means the Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of the Agreement or any successor to the Company under the Agreement and the Warrants pursuant to Section 6.01(k).

“Corporate Trust Office” means the office of the Warrant Agent at which the corporate trust business of the Warrant Agent is principally administered, which at the Issue Date is located at 16633 N. Dallas Parkway, Suite 600, Addison, TX 75001.

“Countersignature Agent” refers to a Person engaged to countersign the Warrants in the stead of the Warrant Agent.

“Daily Price” means (A) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. (“NYSE”), the closing price on such day as reported on the NYSE Composite Transactions Tape; (B) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; and (C) if the shares of such class of Common Stock then are not listed for trading on a national securities exchange, the last quoted bid price for such shares in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, and if the shares of such class of Common Stock then are not so quoted, the average of the mid-point of the last bid and ask prices for such shares from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Daily Price” shall be without regard to after-hours trading or any other trading outside of regular trading session hours.

“Depositary” means the depositary of each Global Warrant, which will initially be DTC.

“Disinterested Director” means, in connection with any issuance of securities that gives rise to a determination of the Fair Value thereof, each member of the Board of Directors who is not an officer, employee, director or other Affiliate of the party to whom the Company is proposing to issue the securities giving rise to such determination.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit C.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Price” has the meaning assigned to such term in Section 4.01.

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“Expiration Date” has the meaning assigned to such term in Section 4.01.

“Fair Value” has the meaning set forth in Section 6.01.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Warrant” means a Warrant in registered global form.

“Holder” or “Warrantholder” means the registered holder of any Warrant.

“Indenture” means the indenture, dated the date hereof, between the Company and U.S. Bank National Association, as trustee relating to the Notes.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit F hereto

“Issue Date” means the date on which the Warrants are originally issued under the Agreement.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Offshore Global Warrant” means a Global Warrant representing Warrants resold by Holders pursuant to Rule 904 under Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Warrant Agent.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Register” has the meaning assigned to such term in Section 3.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means the Registration Rights Agreement dated on or about the Issue Date between the Company and the other parties thereto with respect to the Warrants.

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“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Restricted Legend” means the legend set forth in Exhibit B.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Securities Act” means the Securities Act of 1933.

“Separation Date” means the earliest of (i) 365 days after the Issue Date, (ii) the date on which the Shelf Registration Statement is declared effective under the Securities Act, (iii) the date on which a registration statement with respect to a registered exchange offer for the Notes is declared effective under the Securities Act and (iv) in the event of the occurrence of a Change of Control (as defined in the Indenture), the date on which the requisite notice is mailed to the holders of Notes.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Transfer Agent” has the meaning assigned to such term in Section 5.04.

“Trustee” means the trustee under the Indenture.

“Warrants” has the meaning assigned to such term in the Recitals.

“Warrant Agent” means the party named as such in the first paragraph of the Agreement or any successor warrant agent under the Agreement pursuant to Article 7.

“Unit Legend” means the legend set forth in Exhibit G.

“U.S. Global Warrant” means a Global Warrant that bears the Restricted Legend representing Warrants issued and sold pursuant to Rule 144A.

Section 1.02.  Rules of Construction.   Unless the context otherwise requires or except as otherwise expressly provided,

(i)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(ii)“herein,” “hereof” and other words of similar import refer to the Agreement as a whole and not to any particular Section, Article or other subdivision;

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(iii)all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Agreement unless otherwise indicated; and

(iv)references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

Article 2
Appointment Of Warrant Agent

Section 2.01.  Appointment Of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement and the Warrant Agent hereby accepts such appointment.

Article 3
The Warrants

Section 3.01.  Form And Dating; Legends.   (a)   The Warrants will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Warrants annexed as Exhibit A constitute, and are hereby expressly made, a part of the Warrant Agreement.  The Warrants may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Warrant will be dated the date of its countersignature.

(b)(i) Except as otherwise provided in paragraph (c), Section 3.10(b)(iii), or (c) or Section 3.09(b)(iv), each Warrant will bear the Restricted Legend.

(ii)Each Global Warrant will bear the DTC Legend.

(iii)Warrants offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Warrant Agent, Warrants offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Warrants.

(iv)Each Warrant issued prior to the Separation Date will bear the Unit Legend.

(c)(i)  If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(ii)after a Warrant is sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise

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the Company may instruct the Warrant Agent to cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Warrant Agent will comply with such instruction.

(d)By its acceptance of any Warrant bearing the Restricted Legend (or any beneficial interest in such a Warrant), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant (and any such beneficial interest) set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant (and any such beneficial interest) only in accordance with the Agreement and such legend.

Section 3.02.  Execution and Countersignature.  (a) An Officer shall execute the Warrants for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Warrant no longer holds that office at the time the Warrant is countersigned, the Warrant will still be valid.

(b)A Warrant will not be valid until the Warrant Agent manually countersigns the Warrant, with the signature conclusive evidence that the Warrant has been countersigned under this Agreement.  At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrants executed by the Company to the Warrant Agent for countersignature.  The Warrant Agent will countersign and deliver a number of Warrants for original issue convertible into an aggregate number of Warrant Shares not to exceed the amount stated in the preamble hereto (except as may be adjusted pursuant to Article 6 hereof) after receipt by the Warrant of an Officers’ Certificate specifying

(i)the number of Warrants to be countersigned and the date on which the Warrants are to be countersigned,

(ii)whether the Warrants are to be issued as one or more Global Warrant or Certificated Warrants, and

(iii)other information the Company may determine to include or the Warrant Agent may reasonably request.

Section 3.03.  Warrant Registrar And Countersignature Agent.  The Company may appoint one or more Registrars, and the Warrant Agent may appoint a Countersignature Agent, in which case each reference in the Agreement to the Warrant Agent in respect of the obligations of the Warrant Agent to be performed by that Agent will be deemed to be references to the Agent.  The Company may act as Registrar.  In each case the Company and the Warrant Agent will enter into an appropriate agreement with the Agent implementing the provisions of the Agreement relating to the obligations of the Warrant Agent to be performed by the Agent and the related rights.  The Company initially appoints the Warrant Agent as Registrar.

Section 3.04.  Replacement Warrants.  If a mutilated Warrant is surrendered to the Warrant Agent or if a Holder claims that its Warrant has been lost, destroyed or wrongfully taken, the Company will issue and the Warrant Agent will countersign a replacement Warrant.

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Every replacement Warrant is an additional obligation of the Company and entitled to the benefits of the Warrant Agreement.  If required by the Warrant Agent or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Warrant Agent and the Company to protect the Company and the Warrant Agent from any loss they may suffer if a Warrant is replaced.  The Company may charge the Holder for the expenses of the Company and the Warrant Agent in replacing a Warrant.

Section 3.05.  Outstanding Warrants.  (a) Warrants outstanding at any time are all Warrants that have been countersigned by the Warrant Agent except for

(i)Warrants cancelled by the Warrant Agent or delivered to it for cancellation;

(ii)Warrants exercised by the Holder thereof; and

(iii)any Warrant which has been replaced pursuant to Section 3.04 unless and until the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant is held by a bona fide purchaser.

(b)A Warrant does not cease to be outstanding because the Company or one of its Affiliates holds the Warrant, provided that in determining whether the Holders of the requisite principal amount of the outstanding Warrants have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Warrants owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Warrant Agent is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Warrants which the Warrant Agent knows to be so owned will be so disregarded).  Warrants so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Warrant Agent the pledgee’s right so to act with respect to such Warrants and that the pledgee is not the Company or any Affiliate of the Company.

Section 3.06.  Temporary Warrants.  Until definitive Warrants are ready for delivery, the Company may prepare and the Warrant Agent will countersign temporary Warrants.  Temporary Warrants will be substantially in the form of definitive Warrants but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Warrants, as evidenced by the execution of the temporary Warrants.  If temporary Warrants are issued,  the Company will cause definitive Warrants to be prepared without unreasonable delay.  After the preparation of definitive Warrants, the temporary Warrants will be exchangeable for definitive Warrants upon surrender of the temporary Warrants without charge to the Holder.  Upon surrender for cancellation of any temporary Warrants, the Company will execute and the Warrant Agent will countersign and deliver in exchange therefor a like amount of definitive Warrants.  Until so exchanged, the temporary Warrants will be entitled to the same benefits under the Indenture as definitive Warrants.

Section 3.07.  Cancellation.  The Company at any time may deliver to the Warrant Agent for cancellation any Warrants previously countersigned and delivered hereunder which the

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Company may have acquired in any manner whatsoever, and may deliver to the Warrant Agent for cancellation any Warrants previously countersigned hereunder which the Company has not issued and sold.  Any Registrar will forward to the Warrant Agent any Warrants surrendered to it for transfer, exchange or exercise.  The Warrant Agent will cancel all Warrants surrendered for transfer, exchange, exercise or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company.  The Company may not issue new Warrants to replace Warrants that have been exercised or delivered to the Warrant Agent for cancellation.

Section 3.08.  CUSIP Numbers. The Company in issuing the Warrants may use “CUSIP” numbers, and the Warrant Agent will use CUSIP numbers in notices as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any Holder.  The Company will promptly notify the Warrant Agent of any change in the CUSIP numbers.

Section 3.09.  Registration, Transfer And Exchange.  (a) The Warrants will be issued in registered form only, and the Company shall cause the Warrant Agent to maintain a register (the “Register”) of the Warrants, for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants.

(b)(i) Each Global Warrant will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(ii)Each Global Warrant will be delivered to the Warrant Agent as custodian for the Depositary.  Transfers of a Global Warrant (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 3.09(b)(iv) and (2) transfers of portions thereof in the form of Certificated Warrants may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Warrant Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 3.10.

(iii)Agent Members will have no rights under the Agreement with respect to any Global Warrant held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner and Holder of such Global Warrant for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Warrant through an Agent Member) to take any action which a Holder is entitled to take under the Warrant or the Warrants, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

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(iv)If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Warrant and a successor depositary is not appointed by the Company within 90 days of the notice or (y) the Warrant Agent has received a request from the Depositary, the Warrant Agent will promptly exchange each beneficial interest in the Global Warrant for one or more Certificated Warrants in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Warrant Agent by the Depositary, and thereupon the Global Warrant will be deemed canceled.  If such Warrant does not bear the Restricted Legend, then the Certificated Warrants issued in exchange therefor will not bear the Restricted Legend.  If such Warrant bears the Restricted Legend, then the Certificated Warrants issued in exchange therefor will bear the Restricted Legend.

(c)Each Certificated Warrant will be registered in the name of the holder thereof or its nominee.

(d)A Holder may transfer a Warrant (or a beneficial interest therein) to another Person or exchange a Warrant (or a beneficial interest therein) for another Warrant by presenting to the Warrant Agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by the Agreement.  The Warrant Agent will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Warrant Agent for the purpose; provided that no transfer or exchange will be effective until it is registered in such register.  Prior to the registration of any transfer, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.

From time to time the Company will execute and the Warrant Agent will countersign additional Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.  All Warrants issued upon transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Company entitled to the benefits of the Agreement.

No service charge will be imposed in connection with any transfer or exchange of any Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to Section 3.09(b)(iv)).

(e)(i) Global Warrant to Global Warrant.  If a beneficial interest in a Global Warrant is transferred or exchanged for a beneficial interest in another Global Warrant, the Warrant Agent will (x) record a decrease in the amount of the Global Warrant being transferred or exchanged equal to the amount of such transfer or exchange and (y) record a like increase in the amount of the other Global Warrant.  Any beneficial interest in one Global Warrant that is transferred to a Person who takes delivery in the form of an interest in another Global Warrant, or exchanged for an interest in another Global Warrant, will, upon transfer or exchange, cease to be an interest in such Global Warrant and become an interest in the other Global Warrant and, accordingly, will thereafter be subject to all

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transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Warrant for as long as it remains such an interest.

(ii)Global Warrant to Certificated Warrant.  If a beneficial interest in a Global Warrant is transferred or exchanged for a Certificated Warrant, the Warrant Agent will (x) record a decrease in the principal amount of such Global Warrant equal to the principal amount of such transfer or exchange and (y) deliver a new Certificated Warrants to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii)Certificated Warrant to Global Warrant.  If a Certificated Warrant is transferred or exchanged for a beneficial interest in a Global Warrant, the Warrant Agent will (x) cancel such Certificated Warrant, (y) record an increase in such Global Warrant equal to the number of Warrants being transferred or exchanged and (z) in the event that such transfer or exchange involves less than the entire amount of the canceled Certificated Warrant, deliver to the Holder thereof one or more new Certificated Warrants having an aggregate number of Warrants equal to the untransferred or unexchanged portion of the canceled Certificated Warrant, registered in the name of the Holder thereof.

(iv)Certificated Warrant to Certificated Warrant.  If a Certificated Warrant is transferred or exchanged for another Certificated Warrant, the Warrant Agent will (x) cancel the Certificated Warrant being transferred or exchanged, (y) deliver one or more new Certificated Warrants having an aggregate principal amount equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire amount of the canceled Certificated Warrant, deliver to the Holder thereof one or more Certificated Warrants having an aggregate amount of Warrants equal to the untransferred or unexchanged portion of the canceled Certificated Warrant, registered in the name of the Holder thereof.

Section 3.10.  Restrictions On Transfer And Exchange.  (a) The transfer or exchange of any Warrant (or a beneficial interest therein) may only be made in accordance with this Section 3.10 and Section 3.09 and, in the case of a Global Warrant (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Warrant Agent shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)Subject to paragraph (c), the transfer or exchange of any Warrant (or a beneficial interest therein) of the type set forth in column A below for a Warrant (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Warrant	U.S. Global Warrant	(i)

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A	B	C
U.S. Global Warrant	Offshore Global Warrant	(ii)
U.S. Global Warrant	Certificated Warrant	(iii)
Offshore Global Warrant	U.S. Global Warrant	(iv)
Offshore Global Warrant	Offshore Global Warrant	(i)
Offshore Global Warrant	Certificated Warrant	(iii)
Certificated Warrant	U.S. Global Warrant	(iv)
Certificated Warrant	Offshore Global Warrant	(ii)
Certificated Warrant	Certificated Warrant	(iii)

(i)No certification is required.

(ii)The Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Regulation S Certificate.

(iii)The Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Warrant that does not bear the Restricted Legend, then no certification is required.  In the event that a Certificated Warrant that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Warrant Agent will deliver a Certificated Warrant that does not bear the Restricted Legend.

(iv)The Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Rule 144A Certificate.

(c)No certification is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein)

(i)after such Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Warrant Agent with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (i) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(ii)sold pursuant to a registration statement that is effective under the Securities Act, whether pursuant to the Registration Rights Agreement or otherwise.

Any Certificated Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.

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(d)The Warrant Agent will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Warrant (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Warrant Agent.

Article 4
Separation Of Warrants; Terms Of Warrants; Exercise Of Warrants

Section 4.01.  Separation Of Warrants; Terms Of Warrants; Exercise Of Warrants.  (a) The Notes and Warrants will not be separately transferable until the Separation Date.  Each Warrant not exercised prior to 5:00 p.m., New York City time, on March [__], 2025 (the “Expiration Date”) shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time.

(b)Subject to the terms of this Agreement, the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part during the period commencing at the opening of business on the Separation Date and until 5:00 p.m., New York City time on the Expiration Date, and shall entitle any Holder thereof to receive from the Company the number of fully paid and nonassessable Warrant Shares, which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the exercise price set forth in the form of Warrant attached as Exhibit A hereto (as adjusted from time to time hereunder, the “Exercise Price”) in cash, by wire transfer or by certified or official check payable to the order of the Company, in each case, equal to the Exercise Price then in effect for such Warrant Shares; provided that Holders shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside.  No adjustments as to dividends will be made upon exercise of the Warrants.

(c)Notwithstanding anything herein to the contrary, (but in all other respects in accordance with the exercise procedure set forth herein), a Holder may elect to convert Warrants into shares of Common Stock, in which event the Company will issue to the Holder the number of shares of Common Stock equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the difference by C as set forth in the following equation:

X =	(A - B)	x C
A

where:

X =	the number of shares of Common Stock issuable upon exercise pursuant to this paragraph (c).

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A =	the Daily Price on the day immediately preceding the date on which the Holder delivers written notice to the Company pursuant to paragraph (d).
B =	the Exercise Price.
C =	the number of shares of Common Stock as to which the Warrants are then being exercised (prior to payment of the Exercise Price).

If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph (c).

(d)In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Warrant Agent at its Corporate Trust Office (i) such Warrants, (ii) the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and (iii) payment to the Warrant Agent for the account of the Company of the then-current Exercise Price (in the manner set forth in paragraphs (b) or (c) above) for the number of Warrant Shares in respect of which the Warrants are being exercised.

(e)Upon compliance with the provisions set forth above, the Warrant Agent shall request from the Company and the Company shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled, together with cash in lieu of fractional shares as provided in Section 6.02 hereof.  Such certificate or certificates or other securities or property shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares or other securities or property, as of the date of the surrender of such Warrants and payment of the Exercise Price, notwithstanding that the stock transfer books of the Company shall then be closed or the certificates or other securities or property have not been delivered.

(f)If less than all the Warrants represented by a Warrant certificate are exercised, such Warrant certificate shall be surrendered and a new Warrant certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant certificate to the Person or Persons entitled to receive the same.

(g)All Warrant certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent.  Such cancelled Warrant certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company.  The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

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(h)The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.  The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

(i)Certificates representing Warrant Shares shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Stock, and with such changes thereto as the Company may deem appropriate) if (i) the Warrants for which they were issued carried a Restricted Legend or (ii) the Warrant Shares are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.01(c) apply to such Shares, and any transfers thereof shall comply with the Restricted Legend.

Article 5
Covenants of the Company

Section 5.01.  Maintenance Of Office Or Agency.  The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise.  The Company hereby initially designates the Corporate Trust Office of the Warrant Agent as such office of the Company.  The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Warrant Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Warrant Agent.

The Company may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency.

Section 5.02.  Payment Of Taxes.  The Company will pay all documentary, stamp or similar issue or transfer taxes in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon exercise (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to Section 3.09(b)(iv)), and the Company shall not be required to issue or deliver such Warrant unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.03.  Reports.  (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the

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Warrant Agent and Holders within the time periods specified in those sections and the regulations thereunder with

(i)all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(ii)all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (i) and (ii) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations.  In addition, the Company will make the information and reports available to securities analysts and prospective investors upon request.

(b)For so long as any of the Warrants or Warrant Shares remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(c) and Rule 144A(d)(4) under the Securities Act.

Section 5.04.  Reservation Of Warrant Shares.  (a) The Company will at all times reserve and keep available for issuance and delivery, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, such number of its authorized but unissued Common Stock or other securities of the Company from time to time issuable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants.

(b)The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized securities as shall be required for such purpose.  The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any of the Company’s securities issuable upon the exercise of the Warrants.  The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the certificates for securities of the Company required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement.  The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 6.02 hereof.  The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 6.03 hereof.

(c)Before taking any action which would cause an adjustment pursuant to Section 6.01 hereof to reduce the Exercise Price below the then par value (if any) of the

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Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

(d)The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

Section 5.05.  Obtaining Stock Exchange Listings.  The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges or other markets within the United States of America, if any, on which other shares of Common Stock are then listed, if any.

Article 6
Adjustment Of Exercise Price And Number Of Warrant Shares Issuable

Section 6.01.  Adjustment Of Exercise Price And Number Of Warrant Shares Issuable.  The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.01.  For purposes of this Section 6.01, “Common Stock” means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

In the event that, at any time as a result of the provisions of this Section, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(a)Adjustment for Change in Capital Stock.

If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

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The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.  If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of capital stock.  After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 6.01.  Such adjustment shall be made successively whenever any event listed above shall occur.

(b)Adjustment for Rights Issue.

If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock, at a price per share less than the Fair Value per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

	O +	N x P
E’ =	E x	M
O + N

where:

E’	=the adjusted Exercise Price.
E	=the then current Exercise Price.
O	=the number of shares of Common Stock outstanding on the record date.
N	=the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants.
P	=the aggregate price per share of the additional shares.
M	=the Fair Value per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants.  If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if “N” in the above formula had been the number of shares actually issued.

(c)Adjustment for Other Distributions.

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If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

M – F M
E’ =	E x

where:

E’	=the adjusted Exercise Price.
E	=the then current Exercise Price.
M	=the Fair Value per share of Common Stock on the record date mentioned below.
F	=the fair market value on the record date of the assets, securities, rights or warrants to be distributed in respect of one share of Common Stock as determined in good faith by the Board of Directors.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

This Section 6.01(c) does not apply to rights, options or warrants referred to in Section 6.01(b) hereof.

(d)RESERVED.

(e)RESERVED.

(f)RESERVED.

(g)Fair Value.  In  Section 6.01(b), (c), Error! Reference source not found. and Error! Reference source not found. hereof, the “Fair Value” per share of Common Stock at any date of determination shall be, the average (weighted by daily trading volume) of the Daily Prices per share of the applicable class of Common Stock for the 10 consecutive trading days immediately prior to such date.

(h)When De Minimis Adjustment May Be Deferred.

No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 6.01 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be, it being understood that no such rounding shall be made under subsection (n)

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(and, in calculations made pursuant to such paragraph, the adjusted Exercise Price shall refer to such adjusted price before rounding).

(i)When No Adjustment Required.

No adjustment need be made for a transaction referred to in Section 6.01(a), (b), (c), Error! Reference source not found. or Error! Reference source not found. hereof, if Holders are to participate (without being required to exercise their Warrants) in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.  No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, or (ii) a change in the par value or no par value of the Common Stock.  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

(j)Notice of Adjustment.

Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 6.03 hereof.

(k)Reorganization of Company.

If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction; provided, however, that if the holders of shares of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation, merger, transfer or lease, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, then the kind and amount of securities, cash or other for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of shares of Common Stock in such consolidation, merger, transfer or lease, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that affirmatively make such election.  Concurrently with the consummation of such transaction, the Person formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such transfer or lease shall have been made, shall enter into (i) a supplemental Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 6.01 and (ii) a supplement to the Registration Rights Agreement providing for the assumption of the Company’s obligations thereunder.  The successor Company shall mail to Warrant Holders a notice describing the supplemental Agreement and Registration Rights Agreement.  If the issuer of securities deliverable upon exercise of Warrants under the supplemental Agreement is an Affiliate of the formed, surviving, transferee or lessee person, that issuer shall join in the supplemental Agreement and Registration Rights Agreement.  If this Section 6.01(k) applies to a

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transaction, Section 6.01(a),(b), (c), Error! Reference source not found. and Error! Reference source not found. hereof do not apply.

(l)Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to Section 6.01(a) through (i) hereof is conclusive in the absence of manifest error or bad faith.

(m)Adjustment in Number of Shares.

Upon each adjustment of the Exercise Price pursuant to this Section 6.01, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N’ =	N x	E
E’

where:

N’	=the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.
N	=the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.
E’	=the adjusted Exercise Price.
E	=the Exercise Price prior to adjustment.

(n)Form of Warrants.

Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 6.02.  Fractional Interests.  The Company shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 6.02, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Value per Warrant Share, as determined on the business day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

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Section 6.03.  Notices To Warrant Holders.  (a) Upon any adjustment of the Exercise Price pursuant to Section 6.01 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the Holders written notice of such adjustments by first‑class mail, postage prepaid.  Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.03.

(b)In case:

(i)the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(ii)the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than dividends or distributions referred to in Section 6.01(a) hereof);

(iii)of any consolidation or merger to which the Company is a party, or of the transfer or lease of all or substantially all assets of the Company, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

(iv)of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders, at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first‑class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.  The failure to give the notice required by this Section 6.03 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

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Section 6.04.  No Rights As Stockholders.  Nothing contained in this Agreement or the Warrants shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever, including the right to receive dividends, as stockholders of the Company.

Article 7
Warrant Agent

Section 7.01.  Warrant Agent.  The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a)The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it.  The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

(b)The Warrant Agent has no duty to determine when an adjustment under Article 6 should be made, how it should be made or what it should be.  The Warrant Agent has no duty to determine whether any provisions of a supplemental Agreement under Section 6.01(k) hereof are correct.  The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants.

(c)The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will, when issued, be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

(d)The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

(e)In the absence of bad faith on its part, the Warrant Agent may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Warrant Agent need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Warrant Agent pursuant to any provision hereof, the Warrant Agent shall examine the document to determine whether it conforms to the requirements of the Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  The Warrant Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

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(f)The Warrant Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(g)The Warrant Agent will be under no obligation to exercise any of the rights or powers vested in it by the Agreement at the request or direction of any of the Holders, unless such Holders have offered to the Warrant Agent reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.  All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

(h)The Warrant Agent may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(i)No provision of the Agreement will require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(j)The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof.  No provision of the Agreement shall be construed to relieve the Warrant Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02.  Compensation; Indemnity.  (a) The Company will pay the Warrant Agent compensation as agreed upon in writing for its services.  The Company will reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel.

(b)The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Agreement and its duties under the Agreement and the Warrants, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Agreement and the Warrants, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder.  At the Warrant Agent’s sole discretion, the Company shall defend the claim and the Warrant Agent shall cooperate in the defense at the Company’s expense.  The Warrant Agent may have separate

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counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

Section 7.03.  Individual Rights Of Warrant Agent.  The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity. An Agent may do the same with like rights.

Section 7.04.  Replacement of Warrant Agent.  (a) The Warrant Agent

(i)may resign at any time by written notice to the Company,

(ii)may be removed at any time by the Holders of a majority of the outstanding Warrants by written notice to the Warrant Agent,

(iii)shall, if no longer eligible under Section 7.06, be subject to removal upon the request of any Holder to the Company

(iv)may be removed by the Company if: (A) the Warrant Agent is no longer eligible under Section 7.06; (B) the Warrant Agent is adjudged a bankrupt or an insolvent; (C)  a receiver or other public officer takes charge of the Warrant Agent or its property; or (D) the Warrant Agent becomes incapable of acting.

A resignation or removal of the Warrant Agent and appointment of a successor Warrant Agent will become effective only upon the successor Warrant Agent’s acceptance of appointment as provided in this Section.

(b)If the Warrant Agent has been removed by the Holders, Holders of a majority of the Warrants may appoint a successor Warrant Agent with the consent of the Company.  Otherwise, if the Warrant Agent resigns or is removed, or if a vacancy exists in the office of Warrant Agent for any reason, the Company will promptly appoint a successor Warrant Agent.  If the successor Warrant Agent does not deliver its written acceptance within 30 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent, the Company or the Holders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.

(c)Upon delivery by the successor Warrant Agent of a written acceptance of its appointment to the retiring Warrant Agent and to the Company, (i) the retiring Warrant Agent will transfer all property held by it as Warrant Agent to the successor Warrant Agent, (ii) the resignation or removal of the retiring Warrant Agent will become effective, and (iii) the successor Warrant Agent will have all the rights, powers and duties of the Warrant Agent under the Warrant Agent.  Upon request of any successor Warrant Agent, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Warrant Agent all such rights, powers and trusts.  The Company will give notice of any resignation and any

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removal of the Warrant Agent and each appointment of a successor Warrant Agent to all Holders, and include in the notice the name of the successor Warrant Agent and the address of its Corporate Trust Office.

(d)Notwithstanding replacement of the Warrant Agent pursuant to this Section, the Company’s obligations under Section 7.02 will continue for the benefit of the retiring Warrant Agent.

Section 7.05.  Successor Warrant Agent By Merger.  (a) If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Warrant Agent with the same effect as if the successor Warrant Agent had been named as the Warrant Agent in the Agreement.

(b)If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants have been countersigned but not delivered, the successor Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrants shall not have been countersigned, the successor Warrant Agent may countersign such Warrants, and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

Section 7.06.  Eligibility.  The Agreement must always have a Warrant Agent that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and satisfies the eligibility requirements set forth in Section 310(a) of the Trust Indenture Act of 1939.

Section 7.07.  Holder Lists.  The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

Article 8
Miscellaneous

Section 8.01.  Warrantholder Actions.  (a) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Agreement to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Warrant Agent deems sufficient.

(b)The Warrant Agent may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

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(c)Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of a Warrant certificate that evidences the same Warrant of the acting Holder, even if no notation thereof appears on the Warrant certificate.  Subject to paragraph (d), a Holder may revoke an act as to its Warrants, but only if the Warrant Agent receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 8.02.  Notices.   (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed.  Any notice to the Warrant Agent will be effective only upon receipt.  In each case the notice or communication should be addressed as follows:

if to the Company:

Goodrich Petroleum Corporation

801 Louisiana, Suite 700

Houston, Texas 77002

Facsimile: (713) 780-9254

Attention: Chief Financial Officer

if to the Warrant Agent:

Kathy O'Kane

American Stock Transfer & Trust Company, LLC

16633 N. Dallas Parkway, Suite 600

Addison, TX 75001

Facsimile: 972.588.1890

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Warrant registered in the name of DTC or its nominee, as agreed by the Company, the Warrant Agent and DTC.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Warrant Agent at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

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(c)Where the Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Warrant Agent, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 8.03.  Supplements And Amendments.  (a) The Company and the Warrant Agent may amend or supplement the Agreement or the Warrants without notice to or the consent of any Holder

(i)to cure any ambiguity, defect or inconsistency in the Agreement or the Warrants;

(ii)to comply with Section 6.01(k);

(iii)to evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent; or

(iv)to make any other change that does not adversely affect the rights of any Holder.

(b)Except as otherwise provided in paragraphs (a) or (c), the Company and the Warrant Agent may amend the Agreement and the Warrants with the written consent of the Holders of a majority of the outstanding Warrants, and the Holders of a majority of the outstanding Warrants by written notice to the Warrant Agent may waive future compliance by the Company with any provision of the Agreement or the Warrants.

(c)Notwithstanding the provisions of paragraph (b), without the consent of each Holder affected, an amendment or waiver may not

(i)increase the Exercise Price; or

(ii)decrease the number of shares of Common Stock or other securities or property issuable upon exercise of the Warrants except, in each case, for adjustments provided for in the Agreement.

(d)It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(e)An amendment, supplement or waiver under this Section will become effective on receipt by the Warrant Agent of written consents from the Holders of the requisite percentage of the outstanding Warrants.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

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(f)After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.

(g)If an amendment, supplement or waiver changes the terms of a Warrant, the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms.  The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Warrants in this fashion.

(h)The Warrant Agent is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this section is authorized or permitted by the Agreement.  If the Warrant Agent has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Warrant Agent.  The Warrant Agent may, but is not obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under the Agreement.

Section 8.04.  Governing Law.  The Agreement and the Warrants shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 8.05.  No Adverse Interpretation of Other Agreements.  The Agreement may not be used to interpret another agreement of the Company, and no such agreement may be used to interpret the Agreement.

Section 8.06.  Successors.  All agreements of the Company in the Agreement and the Warrants will bind its successors.  All agreements of the Warrant Agent in the Agreement will bind its successors.

Section 8.07.  Duplicate Originals.  The parties may sign any number of copies of the Agreement.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 8.08.  Separability.  In case any provision in the Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 8.09.  Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of the Agreement have been inserted for convenience of reference only, are not to be considered a part of the Agreement and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 8.10.  Benefits Of This Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the

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registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

GOODRICH PETROLEUM CORPORATION
By:
Name:
Title:

American Stock Transfer & Trust Company, as Warrant Agent
By:
Name:
Title:

EXHIBIT A

[Face of Warrant Certificate]

[Insert appropriate legend]

No. ___________ ___Warrants
CUSIP No. ________

Warrant Certificate

This Warrant Certificate certifies that ___________, or its registered assigns, is the registered holder of Warrants (the “Warrants”) to purchase Common Stock, par value $0.20 (the “Common Stock”), of Goodrich Petroleum Corporation, a Delaware corporation.  Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on the Separation Date referred to below until 5:00 p.m. New York City Time on March [__], 2025 (the “Expiration Date”), to receive from the Company [____] fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at an initial exercise price (the “Exercise Price”) of $[__] per share payable upon surrender of this Warrant Certificate at the office or agency of the Company, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.  The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below manually or by facsimile by its duly authorized officer.

Dated: March [__], 2015

Goodrich Petroleum Corporation

By:	Name: Title:

Countersigned:

[American Stock Transfer & Trust Company]

as Warrant Agent

By:_____________________________________
Authorized Signatory

Goodrich Petroleum Corporation

[Reverse of Warrant Certificate]

1.Warrant Agreement

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of March [__], 2015 (the “Warrant Agreement”), between the Company and [American Stock Transfer & Trust Company], as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2.Exercise

Warrants may be exercised at any time on or after the Separation Date (as defined in the Warrant Agreement) and on or before 5:00 p.m. New York City time on the Expiration Date; provided that holders shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside.  In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its Corporate Trust Office set forth in the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price in the manner set forth in the Warrant Agreement for the number of Warrant Shares in respect of which such Warrants are then exercised.

No Warrant may be exercised after 5:00 p.m., New York City time on the Expiration Date, and to the extent not exercised by such time the Warrants shall become void.

3.Adjustments

The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. The Warrant Agreement also provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted in certain events.

4.No Fractional Shares.

No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

5.Registration Rights.

The Company has agreed pursuant to a Warrant Registration Rights Agreement dated as of March [__], 2015 to provide certain registration rights with respect to the Warrants and the underlying shares of Common Stock.  Holders of the Warrants are entitled to the benefits of such agreement.

6.Registered Form; Transfer and Exchange.

The Warrants are in registered form.  Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

7.Countersignature.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

8.Governing Law.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York

9.Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____________ shares of Common Stock and herewith tenders payment for such shares to the order of Goodrich Petroleum Corporation, in the amount of $__________ in accordance with the terms hereof.

OR

The undersigned hereby irrevocably elects to convert this Warrant into ___________ shares of Common Stock (before giving effect to the cashless exercise provisions) and herewith agrees to make payment therefor pursuant to the cashless exercise provisions of the Warrant Agreement, all on the terms and the conditions specified in the Warrant Certificate and the Warrant Agreement.

The undersigned requests that a certificate for such shares be registered in the name of _______________, whose address is __________________ and that such shares be delivered to ___________, whose address is ____________________________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________, whose address is ____________________, and that such Warrant Certificate be delivered to whose address is ____________________.

________________________________________
Signature

Date:

________________________________________
Signature Guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS

The following exchanges of a part of this Global Warrant have been made:

Date of Exchange	Amount of decrease in Number of warrants in this Global Warrant	Amount of increase in Number of Warrants in this Global Warrant	Number of Warrants in this Global Warrant following such decrease or increase	Signature of authorized officer of Warrant Agent

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto _____________________________ (the “Assignee”)

(Please type or print block letters)

____________________________________________________________________________

(Please print or typewrite name and address including zip code of assignee)

____________________________________________________________________________________________

the within Warrant and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________________________________________

attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

9(1) This Warrant is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Warrant Agreement is being furnished herewith.

9(2) This Warrant is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Warrant Agreement is being furnished herewith.

or

9(3) This Warrant is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

Date:____________________

__________________________

Seller

By________________________

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within‑mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:85 _______________________________

[8][5]5

[5]Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

RESTRICTED LEGEND

THIS WARRANT AND THE UNDERLYING COMMON STOCK TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(c)REPRESENTS THAT

(i)IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(ii)IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(iii)IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(d)AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS WARRANT OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(i)TO THE COMPANY,

(ii)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(iii)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(iv)IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(v)FOR A PURCHASE PRICE OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE WARRANT AGENT A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE WARRANT AGENT) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS WARRANT, OR

(vi)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (B)(iii) ABOVE OR (2B)(iv) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE WARRANT AGENT) MUST BE DELIVERED TO THE WARRANT AGENT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (B)(v) OR (vi) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

EXHIBIT D

Regulation S Certificate

_________, ____

American Stock Transfer & Trust Company, LLC

16633 N. Dallas Parkway, Suite 600

Addison, TX 75001

Facsimile: 972.588.1890

Attention: Corporate Trust Administration

Re:

Goodrich Petroleum Corporation Warrants to acquire Common Stock of Goodrich Petroleum Corporation (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of March [__], 2015 relating to the Warrants

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

   A.This Certificate relates to our proposed transfer of ____ principal amount of Warrants issued under the Indenture.  We hereby certify as follows:

1.The offer and sale of the Warrants was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Warrants.

4.The proposed transfer of Warrants is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Warrants, and the proposed transfer takes place during the one-year distribution compliance period (as defined in Rule 902(f) of Regulation S), or we are an officer or director of the Company or an investment bank acting as an initial purchaser of the Warrants, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

   B.This Certificate relates to our proposed exchange of ____  of Warrants issued under the Agreement for an equal number of Warrants to be held by us.  We hereby certify as follows:

1.At the time the offer and sale of the Warrants was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.The proposed exchange of Warrants is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By: _______________________________

Name:

Title:

Address:

Date:

EXHIBIT E

Rule 144A Certificate

_________, ____

American Stock Transfer & Trust Company, LLC

16633 N. Dallas Parkway, Suite 600

Addison, TX 75001

Facsimile: 972.588.1890

Attention: Corporate Trust Administration

Re:

Goodrich Petroleum Corporation Warrants to acquire Common Stock of Goodrich Petroleum Corporation (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of March [__], 2015 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

   A.Our proposed purchase of ____ of Warrants issued under the Agreement.

   B.Our proposed exchange of ____ of Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 201_, which is a date on or since close of our most recent fiscal year.   We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By: _____________________________

Name:

Title:

Address:

Date:

EXHIBIT F

Institutional Accredited Investor Certificate

__________, ________

American Stock Transfer & Trust Company, LLC

16633 N. Dallas Parkway, Suite 600

Addison, TX 75001

Facsimile: 972.588.1890

Attention: Corporate Trust Administration

Re:

Goodrich Petroleum Corporation Warrants to acquire Common Stock of Goodrich Petroleum Corporation (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of March [__], 2015 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

   A.Our proposed purchase of ____ Warrants issued under the Indenture.

   B.Our proposed exchange of ____ Warrants issued under the Indenture for an equal number of Warrants to be held by us.

We hereby confirm that:

1.We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.Any acquisition of Warrants by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.

4.We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.The purchase price of the Warrants to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) for a purchase price of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Warrant Agent a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) relating to the restrictions on transfer of the Warrants or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) must be delivered to the Warrant Agent.  Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Warrant Agent will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Company and the Warrant Agent that the foregoing restrictions on transfer have been complied with.  We further understand that the Warrants acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph.  We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that certificates representing the Warrants will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:__________________________

Name:

Title:

Address:

Date:

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

_________________________________________

Taxpayer ID number: _______________________

EXHIBIT G

THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE “UNITS”), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE 8.00% SECOND LIEN SENIOR SECURED NOTES DUE 2018 (THE “NOTES”) OF GOODRICH PETROLEUM CORPORATION AND ONE WARRANT (THE “WARRANTS”) INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 48.4 SHARES, PAR VALUE $0.01 PER SHARE, OF COMMON STOCK OF GOODRICH PETROLEUM CORPORATION.

PRIOR TO THE EARLIEST TO OCCUR OF (I) 365 DAYS AFTER THE DATE OF ISSUANCE OF THE UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE NOTES IS DECLARED EFFECTIVE UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (III) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE WARRANTS AND THE COMMON STOCK ISSUABLE UPON EXERCISE THEREOF IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (IV) IN THE EVENT OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES), THE DATE ON WHICH THE REQUISITE NOTICE IS MAILED TO HOLDERS OF THE NOTES, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE ATTACHED NOTE.

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Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Amount	Purchase Price

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Schedule B – Form of Opinion

Subject to customary qualifications and exceptions to be contained in the opinion:

1.The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with their terms.

2.The Notes have been duly authorized for issuance and sale pursuant to the Purchase Agreement and the Indenture, have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms and will be entitled to the benefits of the Indenture.

3.The Guarantee has been duly authorized for issuance pursuant to the Purchase Agreement and the Indenture, has been duly executed by the Initial Guarantor and, when the Indenture has been duly authorized, executed and delivered by the Trustee, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantee of the Notes will constitute valid and binding agreements of the Initial Guarantor, enforceable against the Initial Guarantor in accordance with its terms and will be entitled to the benefits of the Indenture.

4.The Indenture has been duly authorized, executed and delivered by the Company and the Initial Guarantor and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Company and the Initial Guarantor, enforceable against the Company and the Initial Guarantor in accordance with its terms.

5.The Security Agreement has been duly authorized, executed and delivered by the Company and the Initial Guarantor, and the Security Agreement will constitute a valid and binding agreement of the Company and the Initial Guarantor, enforceable against the Company and the Initial Guarantor to the extent it is a party thereto in accordance with its terms.

6.The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations, a valid security interest in the Company’s and Initial Guarantor’s right, title and interest in and to that portion of the Collateral in which a security interest may be created under Article 9 of the New York Uniform Commercial Code.

7.The financing statements are in appropriate form for filing in the office of the Secretary of State of the State of [Delaware][Louisiana].  To the extent that the filing of a financing statement can be effective to perfect a security interest in the Collateral under the Uniform Commercial Code as in effect in the State of [Delaware][Louisiana], the security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the Collateral will be perfected upon the proper filing of the financing statements in office of the Secretary of State of the State of [Delaware][Louisiana].

8.The Warrant Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.  The Warrants have been duly authorized for issuance and sale pursuant to the Purchase Agreement and the Warrant Agreement and will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms.  The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when such shares of Common Stock have been delivered and paid for in accordance with the Warrant Agreement, such shares will be validly issued, fully paid and nonassessable.

9.The Registration Rights Agreements have been duly authorized, executed and delivered by the Company and constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

10.The Company is a validly existing corporation in good standing under the laws of the State of Delaware and each other jurisdiction where it is required to qualify to do business.

11.The Initial Guarantor is a validly existing limited liability company in good standing under the laws of Louisiana and each other jurisdiction where it is required to qualify to do business.

Such opinions will be limited to the laws of the State of New York, Texas, Louisiana and Mississippi and the General Corporation Law of the State of Delaware.

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